EXHIBIT 4.1

EXECUTION VERSION

TUTOR PERINI CORPORATION,
as Issuer

THE GUARANTORS PARTY HERETO, as Guarantors

AND

WILMINGTON TRUST FSB
as Trustee

7⅝% SENIOR NOTES DUE 2018

INDENTURE DATED AS OF

October 20, 2010

TABLE OF CONTENTS
Page

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.	Definitions	1
SECTION 1.02.	Other Definitions	27
SECTION 1.03.	Incorporation by Reference of Trust Indenture Act	28
SECTION 1.04.	Rules of Construction	28

-i-

-ii-

-iii-

		Page
SECTION 11.04.	Rules by Trustee and Agents	80
SECTION 11.05.	No Personal Liability of Directors, Officers, Employees and Stockholders	80
SECTION 11.06.	Governing Law	80
SECTION 11.07.	No Adverse Interpretation of Other Agreements	81
SECTION 11.08.	Successors	81
SECTION 11.09.	Severability	81
SECTION 11.10.	Counterpart Originals	81
SECTION 11.11.	Table of Contents, Headings, Etc	81
SECTION 11.12.	Force Majeure	81
SECTION 11.13.	Note Purchases by Issuer and Affiliates	81

-iv-

TUTOR PERINI CORPORATION
RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939
AND INDENTURE DATED AS OF OCTOBER 20, 2010

Section of		Section(s) of
Trust Indenture		Indenture
Act of 1939
§ 310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.08, 7.10
	(c)	N.A.
§ 311	(a)	7.11
	(b)	7.11
	(c)	N.A.
§ 312	(a)	2.05
	(b)	2.05
	(c)	2.05
§ 313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06, 7.07
	(c)	7.06, 11.01
	(d)	7.06, 11.01
§ 314	(a)	4.03, 4.04, 11.03
	(b)	N.A.
	(c)(1)	11.02
	(c)(2)	11.02
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.03
§ 315	(a)	7.01
	(b)	7.05, 10.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
§ 316	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(a) (last sentence)	6.11
	(b)	6.07
§ 317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
§ 318	(a)	N.A.
	(b)	N.A.
	(c)	N.A.
Note:           This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

--

-v-

This INDENTURE, dated as of October 20, 2010 (this “Indenture”), is by and between Tutor Perini Corporation, a Massachusetts corporation (the “Issuer”), the Guarantors (as defined below) and Wilmington Trust FSB, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Issuer is entering into this Indenture to establish the form and terms of its 7⅝% Senior Notes due 2018 (the “Notes”;  which defined term shall include the Initial Notes and any Additional Notes);

WHEREAS, all acts and conditions necessary to authorize the execution and delivery of this Indenture and to make it a valid and binding obligation of the Issuer and the Guarantors have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.	Definitions

.

 “Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed in connection with the acquisition of the stock or any asset or assets from another Person; provided that such Indebtedness was not incurred by such Person in connection with or in contemplation of such merger or acquisition.

“Additional Notes” means Notes (other than the Initial Notes) issued pursuant to Article 2 hereof and otherwise in compliance with the provisions of this Indenture.

“Agent” means any Registrar, Paying Agent (so long as Trustee serves in such capacity) or co-registrar.

“affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)           1.0% of the principal amount of such Note; and

(2)           the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at November 1, 2014 (such redemption price being set forth in Section 3.07), plus (ii) all required interest payments due on such Note through November 1, 2014 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) then outstanding principal amount of such Note.

“Asset Sale” means any Transfer by the Issuer or any Restricted Subsidiary (other than to the Issuer or a Restricted Subsidiary) of:

(1)          any shares of Capital Stock of a Restricted Subsidiary (other than (i) directors’ qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders, and (ii) Preferred Stock of a Restricted Subsidiary issued in compliance with Section 4.07);

(2)           all or substantially all the assets of any division, business segment or comparable line of business of the Issuer or any Restricted Subsidiary; or

(3)           any other assets of the Issuer or any Restricted Subsidiary outside of the ordinary course of business of the Issuer or such Restricted Subsidiary.

Notwithstanding the foregoing, the term “Asset Sale” shall not include:

(a)           for purposes of Section 4.08, a Transfer that constitutes a Permitted Investment or a Restricted Payment permitted by Section 4.05 or permitted under Section 5.01.

(b)           sales of accounts receivable of the type specified in the definition of “Qualified Securitization Transaction” to a Securitization Entity for the Fair Market Value thereof;

(c)           sales or grants of non-exclusive licenses to use the patents, trade secrets, know-how and other intellectual property of the Issuer or any Restricted Subsidiary to the extent that such licenses are granted in the ordinary course of business, and do not prohibit the Issuer or any Restricted Subsidiary from using the technologies licensed and do not require the Issuer or any Restricted Subsidiary to pay any fees for any such use;

(d)           a Transfer pursuant to the creation of a Lien permitted under this Indenture including pursuant to any foreclosure of assets or other remedy provided by applicable law by a creditor of the Issuer or any Restricted Subsidiary with a Lien on such assets, if such Lien is permitted under this Indenture;

(e)           a Transfer involving only cash, Temporary Cash Investments or Inventory in the ordinary course of business;

(f)           any Transfer of damaged, worn-out or obsolete equipment in the ordinary course of business;

(g)           the lease or sublease of any real or personal property in the ordinary course of business;

(h)           a Transfer of assets having a Fair Market Value and a sale price of less than $10.0 million;

(i)           any Transfer constituting a taking, condemnation or other eminent domain proceeding; provided that any Net Available Proceeds from such Transfer (assuming such Transfer was an “Asset Sale” for purposes of the definition of Net Available Proceeds) in excess of $10.0 million shall be applied in accordance with Section 4.08;

(j)           dispositions of accounts receivable in connection with the collection or compromise thereof;

(k)           dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property which is concurrently purchased pursuant to a transaction otherwise permitted hereunder, in each case under Section 1031 of the Code;

 (l)           dispositions of the equity interests of or other Investments in any joint venture to the extent required by the terms of customary buy/sell type arrangements entered into in connection with the formation of such joint venture.

(m)           sales or transfer of any assets designated as long-term investments on the Issuer’s balance sheet as of March 31, 2010;

(n)           the termination of a contract, including the unwinding of a hedge obligation;

(o)           licenses or sublicenses of intellectual property; or

(p)           any issuance or sale of equity interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary, including in connection with a merger or consolidation

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

“Board of Directors” means (i) with respect to the Issuer or any Restricted Subsidiary, its board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof, (ii) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer or any Restricted Subsidiary to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

 “Capital Lease Obligations” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP.  The amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP (except for temporary treatment of construction-related expenditures paid by any Person other than the Issuer or any of its Restricted Subsidiaries under EITF 97-10, “The Effect of Lessee Involvement in Asset Construction,” which will ultimately be treated as operating leases upon a sale-leaseback transaction), and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Certificated Notes” means Notes that are in the form of Exhibit A attached hereto.

“Change of Control” means the occurrence of any of the following events:

(1)           the Issuer becomes aware of (by way of a report or other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act but for purposes of determining the “person” or “group” Permitted Holders shall be excluded), other than the Permitted Holders, acquiring beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), of Voting Stock representing 50% or more of the voting power of the total outstanding Voting Stock of the Issuer;

(2)           during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to the Board of Directors or whose nomination for election by the shareholders of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

(3)           the Issuer consolidates with or merges with or into another Person or another Person merges with or into the Issuer, or all or substantially all the assets of the Issuer and the Restricted Subsidiaries, taken as a whole, are Transferred to another Person, other than the Permitted Holders, and, in the case of any such merger or consolidation, the securities of the Issuer that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Issuer are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person; or

(4)           the Issuer liquidates or dissolves or the stockholders of the Issuer adopt a plan of liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if:

(1)           the Issuer becomes a direct or indirect wholly owned subsidiary of a holding company and;

 (2)

(a) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or;

(b) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.

“CIS” means PCR Insurance Company, an Arizona corporation, one hundred percent of the equity interests in which are held by the Issuer, to act as a “captive insurance subsidiary” for the purpose of engaging in the business of insuring certain business risks of the Issuer and its Subsidiaries and Permitted Insureds.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission and any successor thereto.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available to (b) Consolidated Fixed Charges for such four fiscal quarters; provided that:

(1)           if the Issuer or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such period and prior to the event for which the Consolidated Coverage Ratio is being calculated that remains outstanding prior to the event for which the calculation is being made, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that, in the case of Indebtedness used to finance working capital needs incurred under a revolving credit or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four-fiscal-quarter period);

(2)           if since the beginning of such period the Issuer or any Restricted Subsidiary shall have Transferred any assets in an Asset Sale, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (whether positive or negative) directly attributable to the assets which are the subject of such Transfer for such period, and Consolidated Fixed Charges for such period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Indebtedness of the Issuer or any Restricted Subsidiary repaid, repurchased, defeased, assumed by a third person (to the extent the Issuer and its Restricted Subsidiaries are no longer liable for such Indebtedness) or otherwise discharged with respect to the Issuer and its continuing Restricted Subsidiaries in connection with such Transfer for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Fixed Charges for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Issuer and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)           if since the beginning of such period the Issuer or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, which acquisition constitutes all or substantially all of an operating unit or division of a business, including any such Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period;

(4)           if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Transfer of assets in an Asset Sale, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or clause (3) above if made by the Issuer or a Restricted Subsidiary during such period, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto as if such Transfer, Investment or acquisition occurred on the first day of such period; and

(5)           if the Issuer or any Restricted Subsidiary has repaid any Indebtedness since the beginning of such period that no longer remains outstanding on such date of determination, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to the repayment of such Indebtedness as if such Indebtedness had repaid on the first day of such period as if such discharge had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the amount of income, earnings or expense relating thereto and the amount of Consolidated Fixed Charges associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be (i) based on the reasonable good faith judgment of a responsible financial or accounting officer of the Issuer and (ii) set forth in a certificate delivered to the Trustee from such officer (it may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such transaction (which are being given pro forma effect) that are reasonably expected to be realized in the twelve month period immediately subsequent to such transaction or determined in accordance with Article 11 of Regulation S-X promulgated by the SEC).  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

“Consolidated Fixed Charges” means, with respect to any period, the sum (without duplication) of:

(1)           the interest expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation:

(a)           amortization of debt issuance costs and debt discount;

(b)            the net payments, if any, under Interest Rate Agreements (including amortization of discounts);

(c)           the interest portion of any deferred payment obligation;

(d)           accrued interest;

(e)           commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers acceptance financings;

(2)           the interest component of the Capital Lease Obligations paid or accrued during such period;

(3)           all interest capitalized during such period;

(4)           interest accrued during such period on Indebtedness of the type described in clause (6) or (7) of the definition of “Indebtedness”;

(5)           the product of

(a)           the amount of all dividends on any series of Preferred Stock of the Issuer and the Restricted Subsidiaries (other than dividends paid in Qualified Stock and other than dividends paid to the Issuer or to a Restricted Subsidiary) paid, accrued or scheduled to be paid or accrued during such period; and

(b)           a fraction, the numerator of which is one and the denominator of which is one minus then current effective consolidated Federal, state and local tax rate of the Issuer, expressed as a decimal;

and

(6)           fees related to a Qualified Securitization Transaction.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied; provided that there shall not be included in such Consolidated Net Income:

(1)           any extraordinary, unusual, or non-recurring gains, losses, charges or expenses;

(2)           any net income or loss of any Person if such Person is not a Restricted Subsidiary, except Consolidated Net Income shall be increased by the amount of cash actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below);

(3)           solely for the purpose of determining the amount available for Restricted Payments, the net income of any Restricted Subsidiary that is not a Guarantor to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, without prior approval (that has not been obtained), pursuant to the terms of its charter or any agreement, instrument and governmental regulation applicable to such Restricted Subsidiary or its stockholders;

(4)           any gain or loss realized upon the sale or other disposition of (x) any assets (including pursuant to sale and leaseback transactions) which is not sold or otherwise disposed of in the ordinary course of business or (y) any Capital Stock of any Person;

(5)           any net after-tax income or loss from discontinued operations; and

(6)           the cumulative effect of a change in accounting principles.

“Consolidated Net Tangible Assets” means, as of any date of determination, the Total Assets less the sum of (1) the goodwill and other intangible assets, net and (2) all current liabilities, in each case, reflected on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries as at the end of the most recently ended fiscal quarter for which financial statements have been or are required to have been delivered pursuant to this Indenture, as applicable, as of the date of determination, determined on a consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

“Construction Business” means the general contracting, construction management, engineering and design build services business of the Issuer and its Subsidiaries or any business substantially related or incidental thereto.

“Contribution Amounts” means the aggregate amount of capital contributions applied by the Issuer to permit the incurrence of Contribution Indebtedness pursuant to clause (20) of the definition of “Permitted Indebtedness”.

“Contribution Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than the proceeds from the issuance of Disqualified Stock or any cash contribution by the Issuer or any Restricted Subsidiary) made to the capital of the Issuer or such Restricted Subsidiary after the Issue Date (whether through the issuance or sale of Capital Stock or otherwise); provided that such Contribution Indebtedness (a) is incurred within 180 days after the making of the related cash contribution and (b) is so designated as Contribution Indebtedness pursuant to an Officers’ Certificate on the date of incurrence thereof.

 “Corporate Trust Office” means an office of the Trustee at which at any particular time its corporate trust business shall be administered, which office, at the date of the execution of this Indenture is provided in Section 11.01.

“Credit Facilities” means (i) the Third Amended and Restated Credit Agreement by and among the Issuer (f/k/a Perini Corporation), the guarantors named therein, Bank of America, N.A., as administrative agent and the other lenders party thereto, as amended as of the Issue Date and (ii) any other documents evidencing Indebtedness, and in each case including any notes, guarantees, collateral and security documents (including mortgages, pledge agreements and other security arrangements), instruments and agreements executed in connection therewith, and in each case as amended, amended and restated, supplemented, modified or Refinanced from time to time, including, without limitation, any agreement or agreements extending the maturity of, or Refinancing (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder), all or any portion of the Indebtedness under such agreement, including, without limitation, any indenture or indentures, and any successor or replacement agreement or agreements, including, without limitation, any indenture or indentures with the same or any other agents, creditor, lender or group of creditors, lenders, trustee or noteholders.

“Currency Agreement” means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to Section 2.06, and, thereafter, “Depositary” shall mean or include such successor.

“Designated Noncash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, executed by a senior financial officer of the Issuer, less the amount of cash or Temporary Cash Investments received in connection with a subsequent sale of such Designated Noncash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an officers’ certificate executed by a senior vice president or the principal financial officer of the Issuer on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.05(a)(3)(B).

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)           matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise; or

(2)           is redeemable at the option of the holder thereof, in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of (i) the Stated Maturity of the Notes and (ii) the date on which the Notes are no longer outstanding and for consideration that is not Qualified Stock; provided that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Qualified Stock, and that is not convertible, puttable or exchangeable for Disqualified Stock or Indebtedness, will not be deemed to be Disqualified Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Qualified Stock; provided further that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the Issuer or any Restricted Subsidiary to redeem or purchase such Capital Stock upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to such holders than the provisions set forth in Section 4.11 and such Capital Stock specifically provides that the Issuer or such Restricted Subsidiary will not redeem or purchase any such Capital Stock pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions set forth in Section 4.11.

“Domestic Subsidiary” means a Restricted Subsidiary of the Issuer that is not a Foreign Subsidiary.

“DTC” means The Depository Trust Company (55 Water Street, New York, New York).

“EBITDA” for any period means the sum of Consolidated Net Income for such period plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

(1)           Consolidated Fixed Charges;

(2)           income tax expense determined on a consolidated basis in accordance with GAAP;

(3)           depreciation expense determined on a consolidated basis in accordance with GAAP;

(4)           amortization expense determined on a consolidated basis in accordance with GAAP;

(5)           amounts attributable to minority interest;

(6)           any non-cash charge, loss, or expense (including any impairment charge or asset write-off pursuant to GAAP), excluding any such non-cash charge, loss, or expense, that represents an accrual or reserve for potential cash items in any future period;

(7)           all costs and expenses arising from or related to the Notes and/or in connection with amending the Credit Facilities;

(8)           non-cash stock compensation, including any non-cash expenses arising from stock options, stock grants or other equity-incentive programs, the granting of stock appreciation rights and similar arrangements;

(9)           to the extent the related loss is not added back in calculating such Consolidated Net Income, proceeds of business interruption insurance policies to the extent of such related loss;

(10)           fees related to a Qualified Securitization Transaction;

(11)           any fees, costs and expenses of the Issuer and its Restricted Subsidiaries incurred as a result of acquisitions permitted hereunder, Investments, Asset Sales permitted hereunder and the issuance, repayment or amendment of equity interests or Indebtedness permitted hereunder (in each case, whether or not consummated);

provided that EBITDA shall be reduced by all non-cash items increasing such Consolidated Net Income (excluding (x) any non-cash item to the extent that it represents an accrual of cash receipts to be received in a subsequent period and (y) the amount attributable to minority interests)

“Equity Offering” means a public or private offering or placement of Capital Stock of the Issuer (other than Disqualified Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Contribution” means net cash proceeds, marketable securities or property received by the Issuer from:

(i)           contributions to its common equity capital, and

(ii)           the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock) of the Issuer, in each case designated as Excluded Contributions pursuant to an officers’ certificate executed by a senior vice president or the principal financial officer of the Issuer on the date such capital contributions are made or the date such equity interests are sold, as the case may be, which are excluded from the calculation set forth in Section 4.05(a)(3)(B).

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities, including contingent and off-balance sheet liabilities, relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.  Fair Market Value (other than of any asset with a public trading market) in excess of $20.0 million shall be determined by the Board of Directors acting reasonably and in good faith and shall be evidenced by a Board Resolution delivered to the Trustee.

“Foreign Subsidiary” means (i) a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a State thereof or the District of Columbia, and (ii) any Restricted Subsidiary that has no material assets other than Capital Stock, securities or indebtedness of one or more Foreign Subsidiaries (or Subsidiaries thereof).

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date. At any time after the Issue Date, the Issuers may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS on the date of such election; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuers’ election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuers shall give notice of any such election made in accordance with this definition to the Trustee.

“Global Note Legend” means the legend identified as such in Section 2.06(e) hereto.

“Global Notes” means the Notes in global form that are in the form of Exhibit A hereto

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)           to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)           entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “guarantee” used as a verb has a corresponding meaning.  The term “guarantor” shall mean any Person guaranteeing any obligation.

“Guarantee” means a full and unconditional senior guarantee of the Notes pursuant to this Indenture.

“Guarantor” means any Restricted Subsidiary of the Issuer that issues a Guarantee of the Notes, in each case, until such Person is released from its Guarantee in accordance with this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement or any agreement to limit commodity risk, in each case excluding Hedging Obligations entered into for speculative purposes.

“Holder” means a Person in whose name a Note is registered.

“incur” means issue, create, assume, enter into a guarantee with respect to, incur or otherwise become liable for; provided that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Restricted Subsidiary.  Neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.  The term “incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” means, with respect to any Person, without duplication, and whether or not contingent:

(1)           all indebtedness of such Person for borrowed money or for the deferred purchase price of assets or services or which is evidenced by a note, bond, debenture or similar instrument, to the extent it would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (excluding any footnotes thereto);

(2)           all Capital Lease Obligations of such Person to the extent they would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (excluding any footnotes thereto);

(3)           all obligations of such Person in respect of letters of credit or bankers’ acceptances issued or created for the account of such Person to the extent it would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (excluding any footnotes thereto);

(4)           net obligations of such Person under Interest Rate Agreements or Currency Agreements;

(5)           all Disqualified Stock issued by such Person and all Preferred Stock issued by any Restricted Subsidiary of such Person, in each case, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends thereon;

(6)           to the extent not otherwise included, any guarantee by such Person of any other Person’s indebtedness or other obligations described in clauses (1) through (5) above; and

(7)           all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (x) the Fair Market Value of such asset at such date of determination and (y) the amount of such Indebtedness.

For the avoidance of doubt, “Indebtedness” shall not include:

(a)           trade payables or other accrued liabilities incurred in the ordinary course of business and payable in accordance with customary practices;

(b)           deferred tax obligations;

(c)           minority interest;

(d)           non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business; and

(e)           obligations of the Issuer or any Restricted Subsidiary pursuant to contracts for, or options, puts or similar arrangements relating to, the purchase of raw materials or the sale of Inventory at a time in the future entered into in the ordinary course of business.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by the Fair Market Value of, such Disqualified Stock, such Fair Market Value is to be determined in good faith by the board of directors of the issuer of such Disqualified Stock.  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.  The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness or Disqualified Stock, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Indenture.

“Independent Financial Advisor” means a firm:

(1)           which does not, and whose directors, officers or affiliates do not, have a material financial interest in the Issuer or any of its Subsidiaries; and

(2)           which, in the judgment of the Issuer, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Initial Notes” has the meaning set forth in the preamble hereto.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other similar financial agreement or arrangement.

“Inventory” has the meaning provided in the Uniform Commercial Code of the State of New York, as amended.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including by way of guarantee or similar arrangement) or capital contribution to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person.  “Investment” excludes (a) any Restricted Payment of the type described in clause (2) of the definition “Restricted Payment” and (b) any purchase or acquisition of Indebtedness of the Issuer or any of its Subsidiaries.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and Section 4.05:

(1)           “Investment” shall include the portion (proportionate to the Issuer’s direct and indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary;

(2)           any asset Transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such Transfer; and

(3)           if the Issuer or any Restricted Subsidiary Transfers any Capital Stock of any direct or indirect Restricted Subsidiary, or any Restricted Subsidiary issues Capital Stock, such that, after giving effect to any such Transfer or issuance, such Person is no longer a Restricted Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such Transfer or issuance equal to the Fair Market Value of the Capital Stock of such Person held by the Issuer or such Restricted Subsidiary immediately following any such Transfer or issuance.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.

“Issue Date” means October 20, 2010.

“Issuer Order” means any written instruction by the Issuer and executed by an Officer of the Issuer.

“Joint Venture” means any Person in which the Issuer owns, directly or indirectly, less than a hundred percent (100%) of the equity interests therein.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York, the city in which the principal Corporate Trust Office of the Trustee is located or at a place of payment are authorized or required by law, regulation or executive order to remain closed.  If a payment date in a place of payment is a Legal Holiday, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Lien” means any mortgage, deed of trust, lien, pledge, charge, debenture, security interest or encumbrance of any kind in respect of an asset with respect to any asset then held by the Issuer or a Restricted Subsidiary, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the UCC or equivalent statutes) of any jurisdiction other than to evidence a lease.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Available Proceeds” from an Asset Sale means the aggregate cash proceeds received by such Person and/or its affiliates in respect of such transaction, which amount is equal to the excess, if any, of:

(1)           the cash received by such Person and/or its affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such transaction, over

(2)           the sum of (a) the amount of any Indebtedness that is secured by such asset and which is repaid by such person in connection with such transaction (other than any such Indebtedness assumed by the purchaser of such assets), plus (b) all fees, commissions, and other expenses incurred by such Person in connection with such transaction, plus (c) provision for taxes, including income taxes, attributable to the transaction or attributable to required prepayments or repayments of Indebtedness with the proceeds of such transaction, including any withholding taxes imposed on the repatriation of proceeds, plus (d) a reasonable reserve for the after-tax cost of any indemnification payments (fixed or contingent) attributable to seller’s indemnities to purchaser in respect of such transaction undertaken by the Issuer or any of its Restricted Subsidiaries in connection with such transaction, plus (e) if such Person is a Restricted Subsidiary, any dividends or distributions payable to holders of minority interests in such Restricted Subsidiary from the proceeds of such transaction, plus (f) any reasonable reserves established by, and reflected on the financial statements of, the Issuer and its Restricted Subsidiaries in accordance with GAAP (other than any taxes deducted pursuant to clause (c) above) (x) associated with the assets that are the subject of such event and (y) retained by the Issuer or any Restricted Subsidiary to fund contingent liabilities that are directly attributable to such event and that are reasonably estimated to be payable by the Issuer or any Restricted Subsidiary within 18 months following the date that such event occurred (other than in the case of contingent tax liabilities, which shall be reasonably estimated to be payable within the current or immediately succeeding tax year); provided that any amount by which such reserves are reduced for reasons other than payment of any such contingent liabilities shall be considered “Net Available Proceeds” on the date of such reduction.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Note Custodian” means the Trustee when serving as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

“Obligations” means, with respect to any Indebtedness, any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing such Indebtedness.

“Offering Memorandum” means the Offering Memorandum dated October 15, 2010 related to the issuance of the Initial Notes on the Issue Date.

“Officer” means the Chairman of the Board, Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the principal accounting officer, the Secretary or any Assistant Secretary, any Executive Vice President or any Vice President of the Issuer.

“Officers’ Certificate” means a certificate, in form and substance reasonably satisfactory to the Trustee, signed by two Officers of the Issuer, at least one of whom shall be the principal executive officer, the Treasurer, the principal accounting officer, or principal financial officer of the Issuer, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel acceptable to the Trustee. Counsel may be an employee of or counsel to the Issuer.

“Participant” means, with respect to DTC, a Person who has an account with DTC.

 “Permitted Business” means (1) the same or a similar line of business as the Issuer and the Restricted Subsidiaries are engaged in on the Issue Date as described in the offering memorandum and (2) such business activities as are complementary, incidental, ancillary or related to, or are reasonable extensions of, the foregoing.

“Permitted Holders” means (1) Ronald N. Tutor; (2) any of his brothers, sisters, children of brothers or sisters, grandchildren, grand nieces, grand nephews and other members of his immediate family, and other descendants; (3) in the event of the incompetence or death of any of the Persons described in clauses (1) and (2), such Person’s estate, executor, administrator, committee or other personal representative; (4) any trusts created for the benefit of the Persons described in clause (1) or (2); or (5) any Person controlled by any of the Persons described in clause (1), (2), or (4) and (5) any group of Persons (as defined in the Exchange Act) in which the Persons described in clause (1), (2), or (4), individually or collectively, control such group. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by agreement or otherwise

 “Permitted Insured” means (a) any Person, including any subcontractor of the Issuer or one of its Subsidiaries, engaged to perform work on a project, (b) any vendor engaged to provide goods or services to a project, and (c) any owner of or interest holder in a project, in each case for a project in which the Issuer or one of its Subsidiaries is acting as the general contractor or a subcontractor.

“Permitted Investment” means:

(1)           any Investment in cash, Temporary Cash Investments or the Notes;

(2)           any Investment in the Issuer or any Restricted Subsidiary;

(3)           any Investment by the Issuer or any Restricted Subsidiary in a Person, if as a result of such Investment:

(a)           such Person becomes a Restricted Subsidiary; or

(b)           such Person is merged or consolidated with or into, or Transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Guarantor;

(4)           receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)           loans or advances to employees of the Issuer or any Restricted Subsidiary that are made in the ordinary course of business of the Issuer or such Restricted Subsidiary, in an aggregate amount, taken together with all other loans or advances made pursuant to this clause (5) that are at the time outstanding, not to exceed $15.0 million;

(6)           Investments to the extent such Investment represents the non-cash portion of the consideration received in an Asset Sale as permitted pursuant to Section 4.08 or represents consideration received from the sale of assets not considered to be an Asset Sale for purposes of such covenant;

(7)           Investments of cash or Temporary Cash Investments in any Restricted Subsidiary that is not a Guarantor in the form of Indebtedness that is not subordinated by its terms to any other obligations;

(8)           Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(9)           Hedging Obligations incurred pursuant to clause (7) of Section 4.07(b);

(10)           Additional Investments in an aggregate amount, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed $50.0 million;

(11)           any Investment by the Issuer or a Wholly Owned Subsidiary of the Issuer in a Securitization Entity; provided that such Investment is in the form of a Purchase Money Note or an equity interest or interests in accounts receivable generated by the Issuer or any of its Subsidiaries;

(12)           any Indebtedness of the Issuer to any of its Subsidiaries incurred in connection with the purchase of accounts receivable and related assets by the Issuer from any such Subsidiary which assets are subsequently conveyed by the Issuer to a Securitization Entity in a Qualified Securitization Transaction;

(13)           Investments consisting of take-or-pay obligations contained in supply agreements relating to products, services or commodities of a type that the Issuer or any of its Subsidiaries uses or sells in the ordinary course of business;

(14)           security deposits required by utility companies and other Persons in a similar line of business to that of utility companies and governmental authorities that are utility companies, in each case, made in the ordinary course of business of the Issuer and its Subsidiaries;

(15)           any guarantees of Indebtedness permitted by clause (6) of Section 4.07(b);

(16)           Investments existing on the Issue Date;

(17)           Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Issuer or merged into or consolidated with a Restricted Subsidiary after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(18)           advances of payroll payments to employees in the ordinary course of business; and

(19)           any Investment in Joint Ventures consistent with construction industry practice.

The amount of any Permitted Investment made in assets other than cash shall be its Fair Market Value.

The amount of any Investments outstanding for purposes of clause (10) above and the amount of Investments made since the Issue Date for purposes of clause (9) of Section 4.05(b) shall be equal to the aggregate amount of Investments made pursuant to such clause reduced (but not below zero) by the following (to the extent not included in the calculation of Consolidated Net Income for purposes of determining the Basket and without duplication):

(a)           the aggregate net proceeds (including the Fair Market Value of assets other than cash) received by the Issuer or any Restricted Subsidiary upon the sale or other disposition of any Investment made pursuant to such clause;

(b)           the net reduction in Investments made pursuant to such clause resulting from dividends, repayments of loans or advances or other Transfers of assets to the Issuer or any Restricted Subsidiary;

(c)           to the extent that the amount available for Investments under such clause was reduced as the result of the designation of an Unrestricted Subsidiary, the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated, or liquidated or merged into, a Restricted Subsidiary; and

(d)           the net reduction in Investments made pursuant to such clause resulting from repayment of letters of credit or the expiration of letters of credit undrawn.

“Permitted Liens” means:

(1)           Liens on assets of a Person at the time such Person becomes a Subsidiary or when such assets are acquired (including by way of merger with such Person); provided that (a) such Lien was not incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Subsidiary or such assets were acquired and (b) such Lien does not extend to cover any assets of the Issuer or any other Restricted Subsidiary;

(2)           Liens existing on the Issue Date other than Liens securing Indebtedness incurred under clause (3) of Section 4.07(b);

(3)           Liens imposed by law that are incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, mechanics’,

                                                                                                                                               landlords’, materialmen’s, employees’, laborers’, employers’, suppliers’, banks’, repairmen’s and other like Liens, in each case, for sums not yet due or that are being contested in good faith by appropriate proceedings and that are appropriately reserved for in accordance with GAAP if required by GAAP;

(4)           Liens for taxes, assessments and governmental charges not yet due or payable or subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings and that are appropriately reserved for in accordance with GAAP if required by GAAP;

(5)           Liens on assets acquired or constructed after the Issue Date securing Purchase Money Indebtedness and Capital Lease Obligations; provided that such Liens shall in no event extend to or cover any assets other than such assets acquired or constructed after the Issue Date with the proceeds of such Purchase Money Indebtedness or Capital Lease Obligations;

(6)           zoning restrictions, easements, rights-of-way, restrictions on the use of real property, other similar encumbrances on real property incurred in the ordinary course of business and minor irregularities of title to real property that do not (a) secure Indebtedness or (b) individually or in the aggregate materially impair the value of the real property affected thereby or the occupation, use and enjoyment in the ordinary course of business of the Issuer and the Restricted Subsidiaries at such real property;

(7)           terminable short-term leases or permits for occupancy, which leases or permits (1) expressly grant to the Issuer or any Restricted Subsidiary the right to terminate them at any time on not more than six months’ notice and (b) do not individually or in the aggregate interfere with the operation of the business of the Issuer or any Restricted Subsidiary or individually or in the aggregate impair the use (for its intended purpose) or the value of the property subject thereto;

(8)           pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(9)           Liens resulting from operation of law with respect to any judgments, awards or orders to the extent that such judgments, awards or orders do not cause or constitute an Event of Default;

(10)           bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by the Issuer or any Restricted Subsidiary in accordance with the provisions of this Indenture, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(11)           Liens securing Refinancing Indebtedness relating to Permitted Liens of the type described in clauses (1), (2), (5) and (33) of this definition; provided that such Liens extend only to the assets securing the Indebtedness being Refinanced;

(12)           other Liens securing obligations in an aggregate amount at any time outstanding not to exceed $75.0 million;

(13)           Liens securing Indebtedness incurred under clause (3) of Section 4.07(b);

(14)           Liens securing Hedging Obligations of the type described in clause (7) of Section 4.07(b);

(15)           Liens securing Indebtedness of Foreign Subsidiaries;

(16)           Liens in favor of the Issuer or any Guarantor;

(17)           Liens on assets or shares of stock of a Person at the time such Person becomes a Subsidiary; provided that such Lien was not incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Subsidiary;

 (18)           Liens in favor of banks that arise under Article 4 of the UCC on items in collection and documents relating thereto and proceeds thereof and Liens arising under Section 2-711 of the UCC;

(19)           Liens arising or that may be deemed to arise in favor of a Securitization Entity arising in connection with a Qualified Securitization Transaction;

(20)           pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent or deposits as security for the payment of insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto), in each case incurred in the ordinary course of business;

(21)           Liens in favor of the issuers of surety, performance, judgment, appeal and like bonds or letters of credit issued in the ordinary course of business;

(22)           Liens occurring solely by the filing of a UCC statement (or similar filings), which filing (A) has not been consented to by the Issuer or any Restricted Subsidiary or (B) arises solely as a precautionary measure in connection with operating leases or consignment of goods;

(23)           any obligations or duties affecting any property of the Issuer or any Restricted Subsidiary to any municipality or public authority with respect to any franchise, grant, license or permit that do not materially impair the use of such property for the purposes for which it is held;

(24)           Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute not yet due and payable;

(25)           Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements;

(26)           deposits, pledges or other Liens to secure obligations under purchase or sale agreements;

(27)           other Liens or, with respect to real property, title defects (including matters which an accurate survey might disclose) which (i) do not secure Indebtedness; and (ii) do not materially detract from the value of such property or materially impair the use thereof by the Issuer or such Restricted Subsidiary in the operation of its business;

(28)           leases or subleases granted to others not interfering in any material respect with the business of the Issuer or any of its Restricted Subsidiaries;

(29)           Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods (including under Article 2 of the Uniform Commercial Code) and Liens that are contractual rights of set-off relating to purchase orders and other similar agreements entered into by the Issuer or any of its Restricted Subsidiaries;

 (30)           Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto incurred in the ordinary course of business;

 (31)           Liens consisting of an agreement to sell or otherwise dispose of any property in an Asset Sale permitted under Section 4.08, in each case solely to the extent such Asset Sale would have been permitted on the date of the creation of such Lien;

(32)           Liens securing Indebtedness permitted to be incurred under clause (18) of Section 4.07(b); and

(33)           Liens securing Indebtedness in an aggregate principal amount not to exceed $30.0 million with respect to the property known as “Duck Creek” located at APNs 161-31-702-027, 161-31-702-022, 161-31-702-024, Las Vegas, Nevada and the property located at APN 103-10-010-007, Clark County Nevada.

For purposes of determining compliance with this definition, Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

 “Purchase Money Indebtedness” means Indebtedness:

(1)           consisting of the deferred purchase price of assets, including equipment and property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations, mortgages and obligations in respect of industrial revenue bonds or similar Indebtedness; and

(2)            incurred to finance the acquisition by the Issuer or a Restricted Subsidiary of such asset, including additions and improvements or the installation, construction or improvement of such asset;

provided that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; provided further that such Indebtedness is incurred within 180 days after such acquisition of, or the completion of construction of, such asset by the Issuer or Restricted Subsidiary.

“Purchase Money Note” means a promissory note evidencing a line of credit, which may be irrevocable, from, or evidencing other Indebtedness owed to, the Issuer or any of its Subsidiaries in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by the Issuer, any Restricted Subsidiary or a Securitization Entity pursuant to which the Issuer or such Restricted Subsidiary or that Securitization Entity may, pursuant to customary terms, sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (1) a Securitization Entity or the Issuer or any Restricted Subsidiary which subsequently transfers to a Securitization Entity (in the case of a transfer by the Issuer or such Restricted Subsidiary) and (2) any other Person (in the case of transfer by a Securitization Entity), any accounts receivable (whether now existing or arising or acquired in the future) of the Issuer or any Restricted Subsidiary which arose in the ordinary course of business of the Issuer or such Restricted Subsidiary, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Qualified Stock” means any Capital Stock of the Issuer other than Disqualified Stock.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Redemption Price” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, increase, replace, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in part or in whole.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means, with respect to any Indebtedness, Indebtedness incurred to Refinance such Indebtedness that does not:

(1)           result in an increase in the aggregate principal amount of Indebtedness being Refinanced as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred in connection with such Refinancing) or

(2)           create Indebtedness with (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

provided that (x) if the Indebtedness being Refinanced is subordinated in right of payment by its terms to the Notes or a Guarantee, then such Refinancing Indebtedness shall be subordinated in right of payment by its terms to the Notes or such Guarantee at least to the same extent and in the same manner as the Indebtedness being Refinanced and (y) the obligor(s) on the Refinancing Indebtedness shall not include any Person that is not the Issuer or a Guarantor or a Person that is an obligor on the Indebtedness being Refinanced.

“Responsible Officer” when used with respect to the Trustee shall mean any officer in the corporate trust department (or any successor group) of the Trustee with direct responsibility for the administration of this Indenture and shall also mean, with respect to a particular corporate trust matter, any other officer to whom the corporate trust matter is referred at the Trustee because of his or her knowledge of and familiarity with the particular subject.

“Restricted Notes Legend” means the legend identified as such in Section 2.06(e) hereto.

 “Restricted Payment” means, with respect to any Person:

(1)           any dividend or other distribution declared or paid on any Capital Stock of the Issuer (other than dividends or distributions payable solely in Qualified Stock);

(2)           any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Issuer;

(3)           any payment to purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Obligations prior to the Stated Maturity thereof (other than (i) any Purchase Money Indebtedness incurred after the Issue Date upon the sale, condemnation or casualty of the related asset and (ii) any Indebtedness owed to the Issuer or any of the Restricted Subsidiaries); or

(4)           the making of an Investment (other than a Permitted Investment), including any Investment in an Unrestricted Subsidiary (including by the designation of any Subsidiary of the Issuer as an Unrestricted Subsidiary).

“Restricted Subsidiary” means each Subsidiary of the Issuer that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

 “Securitization Entity” means a Wholly Owned Subsidiary of the Issuer (or another Person in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer Transfers accounts receivable):

(1)           which is designated by the Board of Directors (as provided below) as a Securitization Entity and engages in no activities other than in connection with the financing of accounts receivable;

(2)           no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by the Issuer or any of its Subsidiaries (other than the Securitization Entity) (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (b) is recourse to or obligates the Issuer or any of its Subsidiaries (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of the Issuer or any of its Subsidiaries (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable (whether in the form of an equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by the Issuer or any of its Subsidiaries;

(3)           with which neither the Issuer nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not affiliates of the Issuer, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity; and

(4)           to which neither the Issuer nor any of its Subsidiaries has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing conditions.

“Significant Subsidiary” means (1) any Restricted Subsidiary that is a “significant subsidiary” of the Issuer on a consolidated basis within the meaning of Regulation S-X promulgated by the SEC or (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (g) or (h) of Section 6.01 has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any of its Subsidiaries which are reasonably customary in an accounts receivable securitization transaction.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means any Indebtedness of the Issuer or a Guarantor (whether outstanding on the Issue Date or thereafter incurred) which is subordinated by its terms in right of payment to the Notes or the Guarantee of the Issuer or such Guarantor.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which Voting Stock representing more than 50% of the total voting power of all outstanding Voting Stock of such Person is at the time owned, directly or indirectly, by:

(1)           such Person;

(2)           such Person and one or more Subsidiaries of such Person; or

(3)           one or more Subsidiaries of such Person.

“Temporary Cash Investments” means any of the following:

(1)           any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2)           investments in time or demand deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A-2” or higher by Moody’s, “A” or higher by S&P or the equivalent rating by any other nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3)           repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)           investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an affiliate of the Issuer) organized and in existence under the laws of the United States of America, any State thereof or the District of Columbia or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is “P-2” or higher from Moody’s, “A-2” or higher from S&P or the equivalent rating by any other nationally recognized statistical rating organization (as defined above);

(5)           investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Moody’s or “A” by S&P; and

(6)           shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P, at least Aaa or the equivalent thereof by Moody’s or any other mutual fund at least 95% of whose assets consist of the type specified in clauses (1) through (5) above.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Issuer.

“Transfer” means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by consolidation, mer-

                                                                                                         ger or otherwise, in one transaction or a series of transactions.  “Transferred,” “Transferor” and “Transferee” have correlative meanings.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to November 1, 2014; provided, however, that if the period from the Redemption Date to November 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Transfer Restricted Global Notes” means a Global Note that is a Transfer Restricted Note.

“Transfer Restricted Notes” means Notes that bear or are required to bear the Restricted Notes Legend.

 “UCC” means the Uniform Commercial Code in effect in the applicable jurisdiction.

“Unrestricted Subsidiary” means:

(1)           any Subsidiary of the Issuer that at the time of determination shall have been designated an Unrestricted Subsidiary by the Issuer; and

(2)           any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any assets of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided that:

(1)           no Default has occurred and is continuing or would occur as a consequence thereof;

(2)           (x) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (y) the Consolidated Coverage Ratio of the Issuer and the Restricted Subsidiaries is equal to or greater than immediately prior to such designation; and

(3)           either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.05 (treating the Fair Market Value of the Issuer’s proportionate interest in the net worth of such Subsidiary on such date calculated in accordance with GAAP as the amount of the Investment).

The Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1)           no Default has occurred and is continuing; and

(2)           Indebtedness of such Unrestricted Subsidiary and all Liens on any asset of such Unrestricted Subsidiary outstanding immediately following such redesignation would, if incurred at such time, be permitted to be incurred under this Indenture.

Any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, as the case may be, that involves total assets of $20.0 million or more shall be approved by the Board of Directors.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)           then outstanding aggregate principal amount of such Indebtedness into

(2)           the sum of the total of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Issuer and/or one or more Wholly Owned Subsidiaries.

SECTION 1.02.	Other Definitions

.

Term	Defined in Section

Affiliate Transaction	4.09(a)
Agent Members	2.06(a)
Authentication Order	2.02(d)
Basket	4.05(a)
Change of Control Offer	4.11
Covenant Defeasance	8.03
Covenant Suspension	4.14
Coverage Ratio Exception	4.07(a)
Event of Default	6.01
Excess Proceeds	4.08(b)
Guaranteed Obligations	10.01
Indenture	Preamble
Issuer	Preamble
Issuer Surviving Entity	5.01(a)
Legal Defeasance	8.02
Net Proceeds Deficiency	4.08(c)
Net Proceeds Offer	4.08(c)
Notes	Preamble
Offer Amount	3.09(b)
Offer Period	3.09(b)
Offered Price	4.08(c)

Term	Defined in Section
Offer to Purchase	3.09(a)
Paying Agent	2.03(a)
Payment Default	6.01(e)
Permitted Indebtedness	4.07(b)
Purchase Date	3.09(b)
Redemption Date	2.08(d)
QIB Global Note	2.01(b)
QIBs	2.01(b)
Registrar	2.03(a)
Regulation S	2.01(b)
Regulation S Global Note	2.01(b)
Required Filing Dates	4.03(a)
Reversion Date	4.14
Rule 144A	2.01(b)
Suspended Covenants	4.14
Suspension Period	4.14
Trustee	Preamble, 8.05

SECTION 1.03.	Incorporation by Reference of Trust Indenture Act

.

(a) Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

(b) The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes and the Guarantees;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Issuer and any successor obligor upon the Notes.

(c) All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act and not otherwise defined herein have the meanings so assigned to them either in the Trust Indenture Act, by another statute or SEC rule, as applicable.

SECTION 1.04.	Rules of Construction

.

(a) Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) words in the singular include the plural, and in the plural include the singular;

(v) all references in this instrument to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

(vi) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(vii) “including” means “including without limitation;”

(viii) provisions apply to successive events and transactions; and

(ix) references to sections of or rules under the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time thereunder.

ARTICLE 2

THE NOTES

SECTION 2.01.	Form and Dating

.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes initially shall be issued only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(a) The Notes shall be issued initially in the form of one or more Global Notes substantially in the form attached as Exhibit A hereto and shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.06.  Except as set forth in Section 2.06, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

(b) The Initial Notes are being issued by the Issuer for offer only (i) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (“QIBs”) and (ii)  in reliance on Regulation S under the Securities Act (“Regulation S”).  After such initial offers, Initial Notes that are Transfer Restricted Notes may be transferred to QIBs, in reliance on Rule 144A, outside the United States pursuant to Regulation S or to the Issuer, in accordance with Section 2.16.  Initial Notes that are offered in reliance on Rule 144A shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A hereto (the “QIB Global Note”) deposited with the Trustee, as Note Custodian, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.  Initial Notes that are offered in offshore transactions in reliance on Regulation S shall be issued in the form of one or more Global Notes substantially in the form set forth in Exhibit A hereto (the “Regulation S Global Note”) deposited with the Trustee, as Note Custodian, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.  The QIB Global Note and the Regulation S Global Note shall each be issued with separate CUSIP numbers.  The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Note Custodian.  Transfers of Notes between QIBs and to or by purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes, as more fully provided in Section 2.16

(c) Section 2.01(b) shall apply only to Global Notes deposited with or on behalf of the Depositary.  The Issuer shall execute and the Trustee shall, upon receipt of an Issuer Order, in accordance with Section 2.01(b) and Section 2.02, authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as custodian for the Depositary.  The Trustee shall have no responsibility or obligation to any Holder, any member of (or a Participant in) DTC or any other Person with respect to the accuracy of the records of DTC (or its nominee) or of any Participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes.  The Trustee may rely (and shall be fully protected in relying) upon information furnished by DTC with respect to its members, Participants and any Beneficial Owners in the Notes

(d) Notes issued in certificated form, including Global Notes, shall be substantially in the form of Exhibit A hereto.

SECTION 2.02.	Execution and Authentication

.

(a) An Officer shall sign the Notes for the Issuer by manual or facsimile signature.

(b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(c) A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d) The Trustee shall, upon a written Issuer Order signed by one Officer (an “Authentication Order”), directing the Trustee to authenticate and deliver the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.17.

(e) The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or the Issuer or an Affiliate of the Issuer.

SECTION 2.03.	Registrar; Paying Agent.

(a) The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes (the “Note Register”) and of their transfer and exchange.  The Issuer may appoint one or more co-registrars and one or more additional paying agents; provided, however, that at all times there shall be only one Note Register.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  The Issuer or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

(b) The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such Agent.  The Issuer shall notify the Trustee of the name and address of any such Agent.

(c) The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and initially appoints the Corporate Trust Office of the Trustee as the office or agency of the Issuer for such purposes and as the office or agency of the Issuer where notices  and demands to or upon the Issuer in respect of the Notes and this Indenture may be served and the Trustee as the agent of the Issuer to receive such notices and demands.  The Issuer initially appoints DTC to act as the Depositary with respect to the Global Notes.

SECTION 2.04.	Paying Agent to Hold Money in Trust

.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any Default by the Issuer in making any such payment.  While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money.  If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon the  occurrence of events specified in Section 6.01(h), the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.	Holder Lists

.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven (7)  Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the  aggregate principal amount of the Notes held by each Holder thereof.

SECTION 2.06.	Book-Entry Provisions for Global Securities

(a) Each Transfer Restricted Global Note shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as required by Section 2.06(e).

Members of, or Participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees.  Interests of Beneficial Owners in a Global Note may be transferred in accordance with Section 2.16 and the rules and procedures of the Depositary.  In addition, Certificated Notes shall be transferred to all Beneficial Owners in exchange for their beneficial interests if (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Notes or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Issuer within ninety (90) days of such notice or (ii) an Event of Default of which a Responsible Officer of the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from the Depositary to issue such Certificated Notes.

(c) In connection with the transfer of the entire Global Note to Beneficial Owners pursuant to clause (b) of this Section 2.06, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall upon receipt of an Issuer Order authenticate and deliver, to each Beneficial Owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of Certificated Notes of authorized denominations.

(d) The Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold an interest through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(e) Legends.  The following legends shall appear on the face of all Global Notes and Certificated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i) Restricted Notes Legend.  Unless and until the Issuer determines that the following legend and the related restrictions on transfer are not required in order to maintain compliance with the provisions of the Securities Act and there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee and a letter of representation of the Issuer reasonably satisfactory to the Trustee to that effect, each Global Note and each Certificated Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND, ACCORDINGLY,

MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS ‘‘OFFSHORE TRANSACTION,’’ ‘‘UNITED STATES’’ AND ‘‘U.S. PERSON’’ HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”
.

(ii) Global Note Legend.  Each Global Note, Transfer Restricted Global Note or Unrestricted Global Note, shall bear a legend in substantially the following form:

“THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE

BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(f) At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

(g) General provisions relating to transfers and exchanges:

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Certificated Notes at the Registrar’s request

(ii) No service charge shall be made to a Holder for any registration of transfer, exchange, or redemption, but the Issuer may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.02, 2.10, 3.06, 4.08, 4.12, 4.14 and 9.04).

(iii) All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall, upon execution by the Issuer and authentication by the Trustee in accordance with the provisions hereof, be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

(iv) The Registrar shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of fifteen (15) days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary.

(vi) The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.02.  Except as provided in Section 2.06(b), neither the Trustee nor the Registrar shall authenticate or deliver any Certificated Note in exchange for a Global Note.

(vii) Each Holder agrees to provide indemnity to the Issuer and the Trustee, in such form and amount as is acceptable to the Issuer or the Trustee in their respective sole discretion, against any liability that may result from the transfer, exchange or assignment of such Holder’s

                                                                                           Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(viii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or Beneficial Owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07.	Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Issuer Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuer And the Trustee may charge a Holder for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.	Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those set forth in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

(b) If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

(c) If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

(d) If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a “Redemption Date” or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.	Treasury Notes.

In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes shown on the register as being owned shall be so disregarded.    Notwithstanding the foregoing, Notes that are to be acquired by the Issuer or an Affiliate of the Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

SECTION 2.10.	Temporary Notes.

Until Certificated Notes are ready for delivery, the Issuer may prepare and the Trustee shall, upon receipt of an Issuer Order, authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall, upon receipt of an Issuer Order authenticate Certificated Notes in exchange for temporary Notes.

SECTION 2.11.	Cancellation.

The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee upon receipt of an Issuer Order.  All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation.  Subject to Section 2.07, the Issuer may not issue new Notes to replace Notes that they have redeemed or paid or that have been delivered to the Trustee for cancellation.  All cancelled Notes held by the Trustee shall be disposed of in accordance with its customary practice, and, upon written request, the Trustee shall deliver a certificate to the Issuer stating that such Notes have been cancelled.

SECTION 2.12.	Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.01.  The Issuer shall fix or cause to be fixed each such special record date and payment date and shall promptly thereafter notify the Trustee in writing of any such date.  At least fifteen (15) days before the special record date, the Issuer (or the Trustee, in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders with a copy to the Trustee, if applicable, a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.	Record Date.

The Issuer shall fix a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture.

SECTION 2.14.	Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months

SECTION 2.15.	CUSIP Number.

The Issuer in issuing the Notes may use a “CUSIP” and/or ISIN or other similar number, and if it does so, the Issuer may use the CUSIP and/or ISIN or other similar number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN or other similar number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.  The Issuer shall promptly notify the Trustee of any change in the CUSIP and/or ISIN or other similar number.

SECTION 2.16.	Special Transfer Provisions.

Unless and until the Restricted Notes Legend is no longer required pursuant to Section 2.06(e), the following provisions shall apply:

(a) Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note (other than pursuant to Regulation S).

(i) The Registrar shall register the transfer of a Transfer Restricted Note by a Holder to a QIB if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit C.

(ii) If the proposed transferee is an Agent Member and the Transfer Restricted Note to be transferred consists of an interest in the Regulation S Global Note, upon receipt by the Registrar of (x) the items required by paragraph (1) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such Regulation S Global Note.

(b) Transfers Pursuant to Regulation S.  The following provisions shall apply with respect to registration of any proposed transfer of a Transfer Restricted Note pursuant to Regulation S:

(i) The Registrar shall register any proposed transfer of a Transfer Restricted Note pursuant to Regulation S by a Holder upon receipt of (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit D from the proposed transferor.

(ii) If the proposed transferee is an Agent Member holding a beneficial interest in a QIB Global Note and the Transfer Restricted Note to be transferred consists of an interest in a QIB Global Note, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (i) above and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the QIB Global Note to be transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the QIB Global Note.

(c) Restricted Notes Legend.  Upon the transfer, exchange or replacement of Unrestricted Notes, the Registrar shall deliver Unrestricted Notes that do not bear the Restricted Notes Legend.  Upon the transfer, exchange or replacement of Transfer Restricted Notes, the Registrar shall deliver only Transfer Restricted Notes that bear the Restricted Notes Legend unless the Restricted Notes Legend is no longer required by Section 2.06(e), or the Issuer determines and there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee and a letter of representation of the Issuer reasonably satis-

                                                                                                  factory to the Trustee to the effect that neither such legend nor the related restrictions on transfer are required or appropriate in order to ensure that subsequent transfers of the Notes are effected in compliance with the Securities Act.

(d) General.  By its acceptance of any Note bearing the Restricted Notes Legend, each Holder of such a Note acknowledges receipt of a Transfer Restricted Note with restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend and agrees that it shall transfer such Note only as provided in this Indenture until such time as the Restricted Notes Legend is no longer required pursuant to Section 2.06(e) and such Holder exchanges such a Transfer Restricted Note for an Unrestricted Note. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Issuer such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act until such time as the Restricted Notes Legend is no longer required pursuant to Section 2.06(e) and such Holder exchanges such a Transfer Restricted Note for an Unrestricted Note; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such certifications, legal opinions or other information.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.16.

SECTION 2.17.	Issuance of Additional Notes.

The Issuer shall be entitled to issue Additional Notes under this Indenture that shall have identical terms as the Initial Notes, provided that the following may be different: the date of issuance, issue price, amount of interest payable on the first interest payment date applicable thereto and any customary escrow provisions, and additional interest with respect thereto; provided that such issuance is not otherwise prohibited by the terms of this Indenture, including Section 4.07.  The Initial Notes and any Additional Notes shall be, without limitation, treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Issuer shall set forth in a resolution of its Board of Directors and in an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(ii) the issue price, the Issue Date, the CUSIP number of such Additional Notes, the first interest payment date and the amount of interest payable on such first interest payment date applicable thereto and the date from which interest shall accrue; and

(iii) whether such Additional Notes shall be Transfer Restricted Notes.

ARTICLE 3

REDEMPTION AND PREPAYMENT

SECTION 3.01.	Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least forty-five (45) days (or such shorter period as is acceptable to the Trustee) before a date fixed for redemption, an Officers’ Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed and (iv) the Redemption Price.

SECTION 3.02.	Selection of Notes to be Redeemed.

If less than all the Notes issued hereunder are to be redeemed at any time, the Trustee shall select the Notes to be redeemed on a pro rata basis, by lot or by such method as complies with applicable legal requirements and, as applicable, the procedures of the DTC; provided that no Notes of $2,000 or less shall be redeemed in part.  If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.  Notes called for redemption become due on the date fixed for redemption.  On and after the Redemption Date, interest shall cease to accrue on Notes or portions of them called for redemption.  The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Issuer in writing of the Notes selected for redemption.  The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of the Notes that have denominations larger than $2,000.

SECTION 3.03.	Notice of Redemption.

Subject to Section 3.09, at least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail or cause to be mailed by first class mail (and, to the extent permitted by applicable procedures or regulations, electronically), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d) the name, telephone number and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(f) that, unless the Issuer defaults in making such redemption payment, interest, if any on Notes called for redemption ceases to accrue on and after the Redemption Date;

(g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuer’s written request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall have delivered to the Trustee at least 45 days prior to the Redemption Date (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notices as provided in the preceding paragraph.  The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not a Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

SECTION 3.04.	Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price plus accrued and unpaid interest, if any, to such date.  A notice of redemption may not be conditional.

SECTION 3.05.	Deposit of Redemption Price.

On or before 10:00 a.m. (New York City time) on each Redemption Date or the date on which Notes must be accepted for purchase pursuant to Section 4.08 or 4.11, the Issuer shall deposit with the Trustee or with the Paying Agent (or, if the Issuer or a Subsidiary of the Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued and unpaid interest, if any, on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price of (including any Applicable Premium), and accrued interest, if any, on, all Notes to be redeemed or purchased.

SECTION 3.06.	Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon receipt of an Issuer Order, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.	Optional Redemption.

Except as set forth in subparagraphs (a) and (c) below, the Notes are not redeemable before November 1, 2014.

(a) At any time prior to November 1, 2014 the Issuer may redeem all or a part of the Notes (which includes Additional Notes, if any), at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the Redemption Date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(b) The Notes will be redeemable at the option of the Issuer, in whole or in part, at any time on or after November 1, 2014 at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any,  to the applicable Redemption Date (subject to the rights of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

Year	Redemption Price
2014	103.813%
2015	101.906%
2016 and thereafter	100.000%

(c) Notwithstanding the provisions of subparagraphs (a) and (b) of this Section 3.07, at any time on or prior to November 1, 2013 the Issuer may at its option on any one or more occasions, redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of Notes issued under this Indenture (which includes the Additional Notes, if any) at a redemption price of 107.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to, the Redemption Date, with an amount equal to the Net Cash Proceeds of one or more Equity Offerings; provided, that:

(1) at least 65% of the aggregate principal amount of Notes issued under this Indenture (which includes the Additional Notes, if any) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuer and its Subsidiaries); and

(2) the redemption must occur within 90 days of the date of the closing of  such Equity Offering.

(d) Any prepayment pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

SECTION 3.08.	Mandatory Redemption.

Except as set forth in Sections 4.08 and 4.11, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09.	Offer to Purchase.

(a) In the event that, pursuant to Section 4.08 or Section 4.11, the Issuer shall be required to commence an offer to all Holders to purchase Notes and, at the Issuer’s option, holders of other pari passu Indebtedness (each an “Offer to Purchase”), it shall follow the procedures specified below.

(b) The Offer to Purchase shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.08 or Section 4.11 (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer to Purchase.

Upon the commencement of the Offer to Purchase, the Issuer shall send, by first class mail, a notice to each of the Holders, which shall not be later than 10 days after the Issuer becomes obligated to make an Offer to Purchase with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase.  The Offer to Purchase shall be made to all Holders.  The notice, which shall govern the terms of the Offer to Purchase, shall state:

(1) that the Offer to Purchase is being made pursuant to this Section 3.09 and Section 4.08 or 4.11, as the case may be, and the length of time the Offer to Purchase shall remain open;

(2) that either (a) in the case of a Change of Control Offer, a Change of Control has occurred and that such noteholder has the right to require the Issuer to purchase such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof or (b) in the case of a Net Proceeds Offer, there are Excess Proceeds and such noteholder has the right to require the Issuer to purchase such holder’s Notes at the Offered Price, in each case, plus accrued and unpaid interest, if any, to the Purchase Date (subject to the right of holders of record on the relevant record date to receive interest on an interest payment date that is on or prior to the date fixed for purchase);

(3) the Purchase Date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed);

(4) the Offer Amount (including information as to any other pari passu Indebtedness included in the Offer to Purchase), the purchase price and the Purchase Date;

(5) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

(6) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

(7) that Holders electing to have a Note purchased pursuant to an Offer to Purchase may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

(8) that Holders electing to have a Note purchased pursuant to any Offer to Purchase shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(9) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(10) that, in the case of an Offer to Purchase, if the aggregate principal amount of Notes tendered by Holders into an Offer to Purchase exceeds the Offer Amount, the Trustee shall select the Notes to be purchased (i) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are then listed or (ii) if the Notes are not so listed, on a pro rata basis, by lot or by such method as may be required pursuant to the applicable procedures of DTC (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in minimum denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased); and

(11) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, in accordance with clause (10) above, the Offer Amount of Notes or portions thereof tendered pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09.  The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof.  The Issuer shall publicly announce the results of the Offer to Purchase on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Section 3.01 through 3.06.

ARTICLE 4

COVENANTS

SECTION 4.01.	Payment of Notes.

The Issuer shall pay or cause to be paid the principal of, premium, if any, interest on, the Notes on the dates and in the manner provided in the Notes and in this Indenture.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, and interest then due and the Paying Agent is not prohibited from paying such money to the Holders on that date.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 4.02.	Maintenance of Office or Agency.

(a) The Issuer shall maintain an office or agency (which unless otherwise provided will be the office of the Trustee) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrend-

ers, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuer hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Issuer in accordance with Section 4.02(a).

SECTION 4.03.	Reports.

(a) Whether or not the Issuer is then subject to Section 13(a) or 15(d) of the Exchange Act, the Issuer will electronically file with the Commission, so long as the Notes are outstanding, the annual reports, quarterly reports and other periodic reports that the Issuer would be required to file with the Commission pursuant to Section 13(a) or 15(d) if the Issuer were so subject, and such documents will be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Issuer would be required so to file such documents if the Issuer were so subject, unless, in any case, if such filings are not then permitted by the Commission.

(b) If such filings with the Commission are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, the Issuer will, within 15 days of each Required Filing Date, transmit by mail to noteholders, as their names and addresses appear in the Note register, without cost to such noteholders, and file with the Trustee copies of, the annual reports, quarterly reports and other periodic reports that the Issuer would be required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Issuer were subject to such Section 13(a) or 15(d), and, promptly upon written request, supply copies of such documents to any prospective holder or beneficial owner at the Issuer’s cost.

(c) So long as the rules and regulations of the Commission would allow (including pursuant to any applicable exemptive relief) the Issuer to file periodic reports or information (if they were required by the Exchange Act to file such reports or information) on a consolidated or combined basis, the Issuer will be deemed to have satisfied their requirements in the above paragraphs if the Issuer files the reports and other information of the types otherwise so required within the applicable time periods.

(d) The Issuer shall at all times comply with Trust Indenture Act § 314(a).

(e) Should the Issuer deliver to the Trustee any such information, reports or certificates or any annual reports, information, documents and other reports pursuant to Trust Indenture Act § 314(a), delivery of such information, reports or certificates or any annual reports, information, documents and other reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.04.	Compliance Certificate.

(a) The Issuer and each Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuer and its Sub-

                                                                                                   sidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.  For the purposes of this paragraph, such compliance shall be determined without regard to any grace period or requirement of notice provided under this Indenture.  The Issuer shall also comply with Trust Indenture Act Section 314(a)(4).

(b) The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith and in any event within 30 Business Days upon any Officer becoming aware of any Default or Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 4.05.	Restricted Payments.

(a) The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, declare or make a Restricted Payment if:

(1) a Default has occurred and is continuing or would result therefrom; or

(2) the Issuer could not incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(3) the aggregate amount of such Restricted Payment, together with all other Restricted Payments (the amount of any Restricted Payments made in assets other than cash to be valued at its Fair Market Value) declared or made since the Issue Date (other than any Restricted Payment described in clauses(2) through (10) of Section 4.05(b)), would exceed the sum (the “Basket”) of

(A)           50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from July 1, 2010 to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which internal financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B)           the aggregate Net Cash Proceeds from capital contributions or the issuance and sale (other than to a Subsidiary of the Issuer) of, and the Fair Market Value of any property received in exchange for, Qualified Stock, or as a capital contribution,  received by the Issuer subsequent to the Issue Date (other than Contribution Amounts, Excluded Contributions, and amounts received in exchange for the issuance of Designated Preferred Stock) or from the issue or sale of debt securities of the Issuer that have been converted or exchanged into Qualified Stock, together with the aggregate cash and Temporary Cash Investments received by the Issuer or any of its Restricted Subsidiaries at the time of such conversion or exchange; provided that for purposes of determining the Fair

                                                                                             Market Value of property received (other than of any asset with a public trading market) in excess of $25.0 million shall be determined by an Independent Financial Advisor, which determination shall be evidenced by an opinion addressed to the Issuer and delivered to the Trustee; plus

(C)           the amount by which Indebtedness or Disqualified Stock incurred or issued subsequent to the Issue Date is reduced on the Issuer’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) into Qualified Stock (less the amount of any cash, or the Fair Market Value of any other asset, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange); provided that such amount shall not exceed the aggregate Net Cash Proceeds received by the Issuer or any Restricted Subsidiary after the Issue Date from the issuance and sale (other than to a Subsidiary of the Issuer) of such Indebtedness or Disqualified Stock; plus

(D)           to the extent not included in the calculation of the Consolidated Net Income referred to in Section 4.05(a)(3)(A), an amount equal to, without duplication:

(I)           100% of the aggregate net proceeds (including the Fair Market Value of assets) received by the Issuer or any Restricted Subsidiary upon the sale or other disposition of any Investment (other than a Permitted Investment) made by the Issuer or any Restricted Subsidiary since the Issue Date; plus

(II)           the net reduction in Investments (other than Permitted Investments) in any Person resulting from dividends, repayments of loans or advances or other Transfers of assets subsequent to the Issue Date, in each case to the Issuer or any Restricted Subsidiary from such Person (including by way of such Person becoming a Restricted Subsidiary); plus

(III)           if the Basket was reduced as the result of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated, or liquidated or merged into, a Restricted Subsidiary;

provided that the foregoing shall not exceed, in the aggregate, the amount of all Investments which previously reduced the Basket.

(b) The provisions of Section 4.05(a) shall not prohibit the following:

(1) dividends paid within 90 days after the date of declaration thereof if at such date of declaration such dividend would have been permitted under this Indenture;

(2) any Restricted Payment (i) (a) made in exchange for, or out of the proceeds of the substantially concurrent issuance and sale (other than to a Subsidiary of the Issuer) of, Qualified Stock (“Refunding Capital Stock”), and (b) if the Restricted Payment is the repurchase, redemption, retirement or other acquisition of equity interests (“Retired Capital Stock”), then if immediately prior to the Restricted Payment with respect to such Retired Capital Stock the declaration and payment of dividends on the Retired Capital Stock was permitted pursuant to clause (8) immediately below or sub clause (iii) of this clause (2) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement, (ii) with respect to any Subordinated

                                                                                            Obligations, in exchange for or out of the proceeds of the substantially concurrent incurrence and sale (other than to a Subsidiary of the Issuer) of Refinancing Indebtedness thereof; provided that (x) no such exchange or issuance and sale shall increase the Basket and (y) no Default has occurred and is continuing or would occur as a consequence thereof, (iii), to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date; provided that (x) the Issuer could have incurred at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception at the time of the issuance of such Designated Preferred Stock and (y) the aggregate amount of dividends paid pursuant to this sub-clause (iii) shall not exceed the aggregate amount of cash actually received by the Issuer from the sale of such Designated Preferred Stock; and (iv) made with Excluded Contributions;

(3) payments by the Issuer or any Restricted Subsidiary in respect of Indebtedness of the Issuer or any Restricted Subsidiary owed to the Issuer or another Restricted Subsidiary;

(4) repurchases of Capital Stock deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price thereof and repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award, including upon the vesting thereof;

(5) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Issuer; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors);

(6) so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition of shares of Capital Stock of the Issuer or any of its Subsidiaries from consultants, former consultants, employees, former employees, directors or former directors of the Issuer or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements or otherwise (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock, or such Capital Stock vests; provided, however, that the aggregate amount of such Restricted Payments pursuant to this clause (6) (excluding amounts representing cancellation of Indebtedness) shall not exceed $10.0 million in any calendar year (with unused amounts in any calendar year being carried over to the next succeeding calendar year);

(7) repurchases of Capital Stock in one or more transactions in an aggregate amount not to exceed $100.0 million;

(8) the declaration and payments of dividends on Disqualified Stock issued pursuant to Section 4.07; so long as at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom);

(9) in addition to any Restricted Payments that may otherwise be permitted by this covenant, the Issuer and its Restricted Subsidiaries, in the aggregate, may make Restricted Payments not to exceed $75.0 million;

(10) the declaration or distribution of shares of an Unrestricted Subsidiary to the extent any Investment in such Unrestricted Subsidiary was made pursuant to the Basket or pursuant to clause (9) of this Section 4.05(b); or

(11) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligations in accordance with the provisions similar to those in Sections 4.11 and 4.08  provided that all Notes tendered by Holders in connection with a Change of Control Offer or Net Proceeds Offer, as applicable, have been repurchased, redeemed, acquired or retired for value

SECTION 4.06.	Dividend and Other Payment Restrictions Affecting Subsidiaries.

The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of the Issuer to:

(a) pay dividends or make any other distributions on its Capital Stock to the Issuer or any other Restricted Subsidiary or pay any Indebtedness owed to the Issuer or any other Restricted Subsidiary;

(b) make any loans or advances to, or guarantee any Indebtedness of, the Issuer or any other Restricted Subsidiary, or

(c) Transfer any of its assets to the Issuer or any other Restricted Subsidiary,

                except:

(1) any encumbrance or restriction pursuant to an agreement as in effect at or entered into on the Issue Date (including this Indenture and the Credit Facilities), as such encumbrance or restriction is in effect on the Issue Date;

(2) any Lien permitted under this Indenture that restricts the Transfer of assets which are subject to such Lien;

(3) restrictions on the Transfer of assets imposed under any agreement to sell such assets permitted under this Indenture pending the closing of such sale;

(4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets of the Person so acquired;

(5) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the Transfer of ownership interests in or the payment of dividends or distributions from such partnership, limited liability company, joint venture or similar Person;

(6) Purchase Money Indebtedness and Capital Lease Obligations incurred pursuant to clause (8) of Section 4.07(b) that impose restrictions of the nature described in clause (c) above on the assets acquired;

(7) any encumbrances or restrictions imposed by any amendments or Refinancings of the contracts, instruments or obligations referred to in clause (1), (4) or (6) above or clause (11) below; provided that such amendments or Refinancings are, in the good faith judgment of the Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or Refinancing;

(8) covenants to maintain net worth, total assets or liquidity and similar financial responsibility covenants under contracts with customers or suppliers in the ordinary course of business;

(9) any such encumbrance or restriction consisting of customary provisions in leases governing leasehold interests to the extent such provisions restrict the Transfer of the lease or the property leased thereunder;

(10) customary provisions in leases, subleases, licenses, sublicenses and service contracts in the ordinary course of business of the Issuer and the Restricted Subsidiaries between the Issuer or any Restricted Subsidiary and its customers and other contracts restricting the assignment thereof;

(11) any agreement as in effect at the time any Person becomes a Subsidiary of the Issuer; provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary;

(12) any agreement with respect to Indebtedness of a Foreign Subsidiary permitted under this Indenture so long as such prohibitions or limitations are only with respect to the properties and revenues of such Subsidiary or any Subsidiary of such Foreign Subsidiary;

(13) indentures, agreements, notes, instruments and other documents governing Indebtedness permitted to be incurred under this Indenture so long as the restrictions imposed pursuant to such Indebtedness are no more restrictive, taken as a whole, than those restrictions contained in the Credit Facilities on the Issue Date; and

(14) any restriction imposed by applicable law, rule, regulation or order.

SECTION 4.07.	Incurrence of Indebtedness.

(a) The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, incur, directly or indirectly, any Indebtedness; provided that the Issuer or any Guarantor may incur Indebtedness if, immediately after giving effect to such incurrence, the Consolidated Coverage Ratio is at least 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, and the application of proceeds therefrom, had occurred at the beginning of such four-quarter period (this proviso, the “Coverage Ratio Exception”).

(b) Section 4.07(a) will not prohibit incurrence of the following Indebtedness (collectively, “Permitted Indebtedness”):

(1) the Notes issued on the Issue Date and any related Guarantees;

(2) Indebtedness of the Issuer or any Restricted Subsidiary to the extent outstanding on the Issue Date (other than Indebtedness under clauses (1) and (3) of this Section 4.07(b));

(3) Indebtedness of the Issuer or any Restricted Subsidiary under Credit Facilities in an aggregate amount at any time outstanding pursuant to this clause (3) not to exceed the greater of:

(A)           $350.0 million; and

(B)           30% of the net book value of the accounts receivable of the Issuer and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP and calculated on a pro forma basis to give effect to any acquisitions or dispositions of assets made in connection with any transaction on the date of calculation;

(4) Refinancing Indebtedness in respect of Indebtedness incurred pursuant to the Coverage Ratio Exception, clause (1) of this Section 4.07(b), clause (2) of this Section 4.07(b) (other than any Indebtedness owed to the Issuer or any of its Subsidiaries), this clause (4), clause (13) of this Section 4.07(b) or clause (20) of this Section 4.07(b);

(5) Indebtedness owed by the Issuer or any Restricted Subsidiary to the Issuer or a Restricted Subsidiary; provided that

(A)           any such Indebtedness owed by the Issuer shall be subordinated by its terms to the prior payment in full in cash of all Obligations with respect to the Notes, and any such Indebtedness owed by any Guarantor (other than to the Issuer or any other Guarantor) shall be subordinated by its terms to the prior payment in full in cash of all Obligations with respect to the Guarantee of such Guarantor; and

(B)           if such Indebtedness is held by a Person other than the Issuer or a Restricted Subsidiary, the Issuer or such Restricted Subsidiary shall be deemed to have incurred Indebtedness not permitted by this clause (5);

(6) (x) the guarantee by the Issuer or any Guarantor of Indebtedness of the Issuer or a Guarantor and (y) the guarantee by any Restricted Subsidiary that is not a Guarantor of Indebtedness of any other Restricted Subsidiary that is not a Guarantor; provided that, in each case, the Indebtedness being guaranteed is incurred pursuant to the Coverage Ratio Exception or is Permitted Indebtedness;

(7) Hedging Obligations;

(8) Purchase Money Indebtedness and Capital Lease Obligations of the Issuer or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any assets (including capital expenditures of the Issuer or any Restricted Subsidiary), and Refinancings thereof, in an aggregate amount at any time outstanding pursuant to this clause (8) not to exceed the greater of (x) $125.0 million and (y) 15.0% of Consolidated Net Tangible Assets;

(9) Indebtedness of any Foreign Subsidiary in an aggregate amount not to exceed at any time outstanding pursuant to this clause (9) not to exceed $75.0 million;

(10) Indebtedness of the Issuer or any of its Restricted Subsidiaries represented by worker’s compensation claims and other statutory or regulatory obligations, self-insurance obligations, tender, bid, performance, government contract, surety or appeal bonds, standby letters of credit and warranty and contractual service obligations of like nature, trade letters of credit or do-

                                                                                                                  cumentary letters of credit, in each case to the extent incurred in the ordinary course of business of the Issuer or such Restricted Subsidiary;

(11) customary indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the acquisition or disposition of any assets of the Issuer or any Restricted Subsidiary (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition);

(12) obligations in respect of performance bonds and completion, guarantee, surety and similar bonds in the ordinary course of business;

(13) Acquired Indebtedness; provided that after giving effect to such acquisition or merger, either

             (A)           the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(B)            the Consolidated Coverage Ratio of the Issuer and the Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition or merger;

(14) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(15) Indebtedness consisting of Guarantees incurred in the ordinary course of business under repurchase agreements or similar agreements in connection with the financing of sales of goods in the ordinary course of business;

(16) Indebtedness under surety bonds obtained in connection with the Construction Business;

(17) Indebtedness owing by the Issuer to CIS consisting of all or any portion of the proceeds of any payments made by the Issuer or Permitted Insureds to CIS as premiums for the insurance policies issued by CIS to the Issuer or such Permitted Insureds, respectively;

(18) additional Indebtedness in an aggregate principal amount not to exceed $75.0 million at any time outstanding pursuant to this clause (18);

(19) Indebtedness incurred to finance insurance premiums not to exceed $25.0 million aggregate outstanding at any time;

(20) Contribution Indebtedness;

(21) Indebtedness from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within 10 business days of its incurrence; and

(22) the incurrence of Indebtedness by Unrestricted Subsidiaries.

(c) For purposes of determining compliance with this Section 4.07, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (22) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described and may later reclassify such item into any one or more of the categories of Indebtedness described above and such Indebtedness will be deemed to be incurred under the category into which it was last reclassified (provided that at the time of reclassification it meets the criteria in such category or categories; provided further that Indebtedness under clause (i) of the definition of “Credit Facilities” outstanding on the Issue Date will be deemed to have been incurred in reliance on clause (3) above).  The maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this covenant will not be deemed to be exceeded solely as the result of fluctuations in the exchange rates of currencies.  In determining the amount of Indebtedness incurred or outstanding, the principal amount of any particular Indebtedness of any Person shall be counted only once and any obligation of such Person or any other Person arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded so long as such other Person could have incurred such obligation hereunder.

(d) Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, of the same class will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock.

(e) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this Section 4.07, any other obligation of the obligor on such Indebtedness (or of any other Person who could have incurred such Indebtedness under this section) arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness.

(f) Notwithstanding the provisions of clauses (a) through (e) of this Section 4.07, the Issuer will not, and will not permit any other Guarantor to, incur any Indebtedness that purports to be by its terms (or by the terms of any agreement or instrument governing such Indebtedness) subordinated in right of payment to any other Indebtedness of the Issuer or of such other Guarantor, as the case may be, unless such Indebtedness is also by its terms made subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as applicable, to at least the same extent as such Indebtedness is subordinated in right of payment to such other Indebtedness of the Issuer or such Guarantor, as the case may be.

SECTION 4.08.	Limitation on Asset Sales

.

(a) The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale unless:

(i) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

(ii) at least 75% of the total consideration received in such Asset Sale consists of cash, Temporary Cash Investments or assets referred to in clause (c) below, in each case, valued at the Fair Market Value thereof, or a combination of the foregoing.

For purposes of clause (ii) above, the following shall be deemed to be cash:

(A)
the amount (without duplication) of any liability (other than Subordinated Obligations) that would be recorded on a balance sheet prepared in accordance with GAAP of the Issuer or such Restricted Subsidiary that is expressly (I) assumed by a Person other than the Issuer or a Restricted Subsidiary, or (II) is expunged by the holder of such liability, and with respect to which, in each case, the Issuer or such Restricted Subsidiary, as the case may be, is unconditionally released from further liability with respect thereto;

(B)
the amount of any obligations or securities received from such Transferee that are within 180 days repaid, converted into or sold or otherwise disposed of for cash or Temporary Cash Investments (to the extent of the cash or Temporary Cash Investments actually so received); and

(C)
any Designated Noncash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, not to exceed the greater of (x) $75.0 million or (y) 2.5% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.

If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary in connection with any Asset Sale is repaid, converted into or sold or otherwise disposed of for cash or Temporary Cash Investments (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion, sale or other disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 4.08.

(b) If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or a Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply an amount equal to all or any of the Net Available Proceeds therefrom as follows:

(i) to repay or otherwise retire amounts owing under the Credit Facilities in accordance with the Credit Facilities;

(ii) to repay or otherwise retire amounts owing under other Indebtedness (other than Subordinated Obligations) that is secured by a Lien, which Lien is permitted by this Indenture, and to correspondingly reduce commitments with respect thereto; and/or

(iii) to make (1) an Investment in or expenditure for assets (including Capital Stock of any Person) that replace the assets that were the subject of the Asset Sale or in assets (including Capital Stock of any Person) that will be used in the Permitted Business and (2) capital expenditures that will be used in the Permitted Business (or, in each case of (1) and (2), enter into a binding commitment for any such investment or expenditure); provided that such binding commitment shall be treated as a permitted application of the Net Available Proceeds from the date of such commitment until and only until the earlier of (x) the date on which such investment or expenditure is consummated and (y) the 180th day following the expiration of the aforementioned 365-day period.  If the Investment or expenditure contemplated by such binding commitment is not consummated on or before the 180th day, such commitment shall be deemed not to have been a permitted application of Net Available Proceeds.

The amount of Net Available Proceeds not applied or invested as provided in this clause (b) will constitute “Excess Proceeds.”

(c) When the aggregate amount of Excess Proceeds equals or exceeds $50.0 million, the Issuer will be required to make an offer to purchase from all noteholders an aggregate principal amount of Notes and, if the Issuer is required to do so under the terms of any other Indebtedness ranking pari passu with such Notes, such other Indebtedness on a pro rata basis with the Notes, equal to the amount of such Excess Proceeds (a “Net Proceeds Offer”) in accordance with the procedures set forth in Section 3.09.

The offer price for the Notes will be payable in cash and will be equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”).  If the aggregate Offered Price of Notes validly tendered and not withdrawn by noteholders thereof exceeds the amount of Excess Proceeds, Notes to be purchased will be selected on a pro rata basis.  Upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds shall be reduced to zero.

To the extent that the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer (and if applicable, the aggregate amount of pari passu Indebtedness being repaid, on a pro rata basis with the Notes) is less than the Excess Proceeds (such shortfall constituting a “Net Proceeds Deficiency”), the Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes.

(d) In the event of the Transfer of substantially all (but not all) of the assets of the Issuer and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with Section 5.01, the Transferee shall be deemed to have sold for cash at Fair Market Value the assets of the Issuer and the Restricted Subsidiaries not so Transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).

(e) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with any purchase of Notes pursuant to this Indenture.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of this compliance.

SECTION 4.09.	Affiliate Transactions.

(a) The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, in one transaction or series of related transactions, Transfer any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any affiliate of the Issuer (an “Affiliate Transaction”), unless the terms thereof, taken as a whole, are no less favorable to the Issuer or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person that is not such an affiliate.

(b) The Board of Directors must approve each Affiliate Transaction that involves aggregate payments or other assets or services with a Fair Market Value in excess of $20.0 million.  This approval must be evidenced by a board resolution that states that such board has determined that the transaction complies with the foregoing provisions.

(c) If the Issuer or any Restricted Subsidiary enters into an Affiliate Transaction that involves aggregate payments or other assets or services with a Fair Market Value in excess of $50.0 million, then prior to the consummation of that Affiliate Transaction, the Issuer must obtain a favorable opinion from an Independent Financial Advisor that it has determined such Affiliate Transaction to be fair, from a financial point of view, to the Issuer, and deliver that opinion to the Trustee.

(d) The provisions of clauses (a), (b) and (c) of this Section 4.09 shall not apply to the following:

(1) transactions exclusively between, among or solely for the benefit of (i) the Issuer and one or more Restricted Subsidiaries or (ii) Restricted Subsidiaries; provided, in each case, that no affiliate of the Issuer (other than another Restricted Subsidiary) owns more than 10% of the Capital Stock in any such Restricted Subsidiary;

(2) customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, and agreements to register securities of directors, officers, employees or other affiliates, in each case approved by the Board of Directors;

(3) Restricted Payments which are made in accordance with Section 4.05 and Investments constituting Permitted Investments;

(4) any issuance by the Issuer or any Restricted Subsidiary of Qualified Stock or any capital contribution therein and the entry into and performance of any registration rights and shareholder rights agreements;

(5) transactions between the Issuer or any Subsidiary and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case, provided that such transactions are not otherwise prohibited by this Indenture;

(6) transactions with a Person that is an affiliate solely because the Issuer or any Restricted Subsidiary owns Capital Stock in such Person or controls such Person;

(7) purchases and sales of raw materials or Inventory in the ordinary course of business on market terms;

(8) the incurrence of any Indebtedness to the extent that (i) at least 80% amount of such Indebtedness is issued to Persons that are not affiliates of the Issuer and (ii) the terms and conditions on which such affiliates purchase such Indebtedness are no less favorable, taken as a whole, to the Issuer than the terms on which Persons that are not affiliates of the Issuer purchase such Indebtedness;

(9) any transactions or agreements with Affiliates in existence on the Issue Date as described in or incorporated by reference in the offering memorandum and performance of the obligations of the Issuer and its Restricted Subsidiaries as required or permitted by the terms of such transactions and agreements, including, without limitation, any amendments thereto entered into after the date of the Issue Date; provided, however, that the terms of any such amendment are not less favorable, in any material respect, to the Issuer than the terms of the relevant agreement in effect prior to any such amendment, as determined in good faith by the Board of Directors of the Issuer; or

(10) transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.09(a).

SECTION 4.10.	Liens.

The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Lien of any kind securing Indebtedness on any asset of the Issuer or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless the Notes and the Guarantees are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien; provided that if the obligations so secured are subordinated in right of payment by their terms to the Notes or a Guarantee, the Lien securing such obligations will also have subordinated Lien priority by its terms to the Lien securing the Notes and the Guarantees at least to a comparable extent.

SECTION 4.11.	Offer to Repurchase Upon Change of Control.

(a) If a Change of Control occurs, each noteholder will have the right to require the Issuer to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Notes (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption), in accordance with the provisions of the next paragraph.

(b) Within 30 days following any Change of Control, the Issuer shall mail a notice to each noteholder, with a copy to the Trustee, in accordance with the procedures set forth in Section 3.09, that a noteholder must follow in order to have its Notes purchased

(c) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to this Indenture.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under any covenant of this Indenture by virtue of this compliance.

SECTION 4.12.	Corporate Existence.

Except as otherwise permitted by Article 5, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 4.13.	Additional Guarantors.

The Issuer shall cause any Subsidiary, whether currently existing or subsequently acquired or created, that Guarantees the Issuer’s obligations or the obligations of any Domestic Subsidiary (other than an Unrestricted Subsidiary) under any Credit Facility or any other Indebtedness to execute and deliver to the Trustee a Guarantee pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes and all other obligations under this Indenture on a senior unsecured basis.  Notwithstanding the foregoing, in the event any Guarantor is released and discharged in full from all of its obligations under guarantees of any Credit Facility, then the Guarantee of such Guarantor shall be automatically and unconditionally released or discharged; provided that such Restricted Subsidiary has not incurred any Indebtedness in reliance on its status as a Guarantor under Section 4.07 unless such Guarantor’s obligations under such Indebtedness so incurred are satisfied in full or simultaneously discharged or are otherwise permitted under one of the exceptions available to Restricted Subsidiaries that are not Guarantors under the definition of “Permitted Indebtedness” at the time of such release.

SECTION 4.14.	Suspension of Covenants.

During any period of time that (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture (the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension”), the Issuer and its Restricted Subsidiaries shall not be subject to the following provisions of this Indenture (the “Suspended Covenants”):

(1) Section 4.05;

(2) Section 4.06;

(3) Section 4.07;

(4) Section 4.08;

(5) Section 4.09;

(6) Section 4.15; and

(7) clause (c)(1) of Section 5.01.

In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) (a) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating or (b) the Issuer or any of its affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events.  The period beginning on the first day of a Covenant Suspension and ending on a Reversion Date is called a “Suspension Period.”  The ability of the Issuer and the Restricted Subsidiaries to make Restricted Payments after the time of such withdrawal, downgrade, Default or Event of Default will be calculated as if the covenant governing Restricted Payments had been in effect during the entire period of time from the Issue Date.

SECTION 4.15.	Conduct of Business

.

The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

ARTICLE 5

SUCCESSORS

SECTION 5.01.	Merger, Consolidation, or Sale of Assets.

(a) The Issuer shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or Transfer (or cause or permit any Restricted Subsidiary of the Issuer to Transfer all or substantially all of the Issuer’s assets (determined on a consolidated basis for the Issuer and its Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1)           either:

(A)           the Issuer is the surviving or continuing Person; or

(B)           the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or the Transferee of such assets (the “Issuer Surviving
Entity”):

(x)
shall be a corporation, partnership or limited liability company organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; provided that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation; and

(y)
shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant under the Notes and this Indenture on the part of the Issuer to be performed or observed; and

(2)	each of the conditions specified in paragraph (c) is satisfied.

For purposes of the foregoing, the Transfer in a single transaction or series of related transactions of all or substantially all of the assets of one or more Restricted Subsidiaries of the Issuer, the Capital Stock of which constitutes all or substantially all of the assets of the Issuer (determined on a consolidated basis for the Issuer and its Subsidiaries), shall be deemed to be the Transfer of all or substantially all of the assets of the Issuer.

(b) No Guarantor will, and the Issuer will not cause or permit any such Guarantor to, consolidate with or merge with or into any Person unless

(1)           either

(A)           such Guarantor shall be the surviving or continuing Person; or

(B)           the Person (if other than a Guarantor) formed by such consolidation or into which such Guarantor is merged shall expressly assume, by supplemental indenture executed and delivered to the Trustee, all of the obligations of such Guarantor under its Guarantee and the performance of every covenant under such Guarantor’s Guarantee and this Indenture on the part of such Guarantor to be performed or observed; and

(2)           each of the conditions specified in paragraph (c) below (other than clause (1) thereof) is satisfied.

The requirements of Sections 5.01(a) and (b) shall not apply to (x) a consolidation or merger of any Guarantor with and into the Issuer or any other Guarantor, so long as the Issuer or a Guarantor survives such consolidation or merger, or (y) a Transfer of  any Guarantor that complies with Section 4.08.

(c) The following additional conditions shall apply to each transaction described in Sections 5.01(a) and (b), except that clause (1) below shall not apply to a transaction described in Section 5.01(b):

(1)           immediately after giving effect to such transaction and the assumption contemplated above (including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Issuer (or the Issuer Surviving Entity, if applicable)

(x)           could incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(y)           the Consolidated Coverage Ratio of the Issuer and the Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition or merger;

(2)           immediately before and immediately after giving effect to such transaction and the assumption contemplated above (including giving effect to any Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default has occurred and is continuing; and

(3)           the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture, that all conditions precedent in this Indenture relating to such transaction have been satisfied and that supplemental indenture is enforceable.

SECTION 5.02.	Successor Corporation Substituted.

Upon any consolidation, combination or merger, or any transfer of all or substantially all of the assets of the Issuer in accordance with Section 5.01, in which the Issuer is not the continuing corporation, the successor Person formed by such consolidation or into which the Issuer is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Notes with the same effect as if such surviving entity had been named as such and that, in the event of a conveyance or transfer (but not a lease), the conveyor or transferor (but not a lessor) shall be released from the provisions of this Indenture.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01.	Events of Default.

Any of the following shall constitute an Event of Default:

(a) default for 30 days in the payment when due of interest on any Note;

(b) default in the payment when due of principal on any Note, whether upon maturity, acceleration, optional redemption, required repurchase or otherwise;

(c) failure to perform or comply with the covenant described under Section 4.11 or the provisions of Section 3.09 applicable to a Change of Control Offer;

(d) failure to perform or comply with any covenant, agreement or warranty in this Indenture (other than any specified in clause (a), (b) or (c) above) which failure continues for 60 days after written notice thereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% in aggregate principal amount of then outstanding Notes;

(e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is created after the Issue Date, which

(A)           is caused by a failure to pay such Indebtedness at Stated Maturity (after giving effect to any grace period related thereto) (a “Payment Default”); or

(B)           results in the acceleration of such Indebtedness prior to its Stated Maturity and in each case, the principal amount of any such Indebtedness as to which a Payment Default or acceleration shall have occurred, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(f) one or more final and non-appealable judgments, orders or decrees for the payment of money of $25.0 million or more, individually or in the aggregate, shall be entered against the Issuer or any Restricted Subsidiary or any of their respective properties and which final and non-appealable judgments, orders or decrees are not covered by third party indemnities or insurance as to which coverage has not been disclaimed and are not paid, discharged, bonded or stayed within 60 days after their entry;

(g) a court having jurisdiction in the premises enters (x) a decree or order for relief in respect of the Issuer or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (y) a decree or order adjudging the Issuer or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any of its Significant Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(h) the Issuer or any of its Significant Subsidiaries:

(i) commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent; or

(ii) consents to the entry of a decree or order for relief in respect of the Issuer or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer or any of its Significant Subsidiaries; or

(iii) files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law; or

(iv) consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Issuer or any of its Significant Subsidiaries or of any substantial part of its property; or

(v) makes an assignment for the benefit of creditors; or

(vi) admits in writing its inability to pay its debts generally as they become due;

(vii) or takes corporate action in furtherance of any such action; or

(i) the Guarantee of any Guarantor that is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and this Indenture) or is declared null and void and unenforceable or is found invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of this Indenture and the Guarantee).

SECTION 6.02.	Acceleration.

If an Event of Default occurs and is continuing (other than an Event of Default described in clause (g) or (h) above with respect to the Issuer), the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable.  Upon such a declaration, such principal and interest shall be due and payable immediately.  If an Event of Default described in clause (g) or (h) above occurs with respect to the Issuer, the principal of and interest on all the Notes will immediately become due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes.  Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Issuer has paid the Trustee its rea-

                                                                                                          sonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and (v) in the event of the cure or waiver of an Event of Default of the type described in clauses (g) or (h) of Section 6.01, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture.  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

SECTION 6.04.	Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than as a result of an acceleration), which shall require the written consent of all of the Holders of the Notes then outstanding.

SECTION 6.05.	Control by Majority.

Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust power conferred on it.  However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture,  that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability, (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction and (iii) prior to taking any such action, the Trustee shall be entitled to security and indemnity satisfactory to it in its sole discretion against all losses, liabilities that might be incurred by it and expenses caused by taking or not taking such action.

SECTION 6.06.	Limitation on Suits.

Except to enforce the right to receive payment of principal or interest when due, no noteholder may pursue any remedy with respect to this Indenture or the Notes unless:

(a) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(b) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(c) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(d) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(e) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

SECTION 6.07.	Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.	Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.	Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.	Priorities.

If the Trustee collects any money or other securities or property pursuant to this Article, it shall pay out the money in the following order:

First:  to the Trustee (including any predecessor Trustee), its agents and attorneys for amounts due under Section 7.06, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third:  to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

SECTION 7.01.	Duties of Trustee

.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall be under a duty to examine the certificates and opinions specifically required to be furnished to it to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts or conclusions stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraphs (b) or (e) of this Section 7.01

(ii) the Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 or otherwise in accordance with the direction of the Holders of a majority in principal amount of outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01 and 7.02.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.	Rights of Trustee

.

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in any such document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of the Trustee’s own choosing and the Trustee shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance on the advice or opinion of such counsel or on any Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.  Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.  Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or estab-

                                                                                                        lished prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or a Guarantor shall be sufficient if signed by an Officer of the Issuer or such Guarantor.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security and indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction..

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of the Issuer or any Guarantor, personally or by agent or attorney at the sole cost of the Issuer, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The rights, privileges, protections and benefits given to the Trustee, including its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Persons employed to act hereunder

(i) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j) The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.

(k) The Trustee shall not be deemed to have knowledge or notice of any Default or Event of Default unless a Responsible Officer has received from the Issuer or from a Holder written notice of  the circumstances constituting the Default or Event of Default and stating that said circumstances constitute a Default or Event of Default.  Such written notice shall reference the Notes and this Indenture.

SECTION 7.03.	Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11

SECTION 7.04.	Trustee’s Disclaimer.

The Trustee shall not be responsible for or make any representation as to the validity or adequacy of this Indenture or the Notes, and shall not be accountable for the Issuer’s use of the proceeds from the

                                                                                                        Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, neither shall be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, any statement or recital in any document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee’s certificate of authentication on the Notes.

SECTION 7.05.	Notice of Defaults.

If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders a notice of the Default within 90 days after knowledge by the Trustee.  Except in the case of a Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06.	Compensation and Indemnity.

The Issuer shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder in accordance with a separate fee agreement.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee (which for purposes of this Section 7.06 shall include its officers, directors, stockholders, employees and agents) against any and all claims, damage, losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, claim, damage, liability or expense may be attributable to its negligence or willful misconduct.  The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder.  The Issuer shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of one such counsel.  The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Issuer and the Guarantors under this Section 7.06 shall survive the satisfaction and discharge or termination for any reason of this Indenture or the resignation or removal of the Trustee.

To secure the Issuer’s and the Guarantors’ obligations in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest, if any, on particular Notes.  Such Lien shall survive the satisfaction and discharge or termination for any reason of this Indenture and the resignation or removal of the Trustee.

In addition, and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in clause (h) of Section 6.01 occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

“Trustee” for the purposes of this Section 7.06 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 7.07.	Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing.  The Issuer may remove the Trustee if:

(a) the Trustee fails to comply with the requirements of Section 7.09;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a Custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to the Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06.  Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under and the Lien provided for in Section 7.06 shall continue for the benefit of the retiring Trustee.

SECTION 7.08.	Successor Trustee by Merger, Etc.

If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee or any Agent, as applicable.

SECTION 7.09.	Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust power and that is subject to supervision or examination by federal or state authorities.  The Trustee together with its Affiliates shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition.

SECTION 7.10.	Trustee’s Application for Instructions from the Issuer.

Any application by the Trustee for written instructions from the Issuer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than twenty Business Days after the date any officer of the Issuer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

SECTION 7.11.	Limitation of Liability.

In no event shall the Trustee, in its capacity as such or as Paying Agent or Registrar or in any other capacity hereunder, be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.  The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.  The provisions of this Section 7.11 shall survive satisfaction and discharge or the termination for any reason of this Indenture and the resignation or removal of the Trustee.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.	Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02.	Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to all outstanding Notes and this Indenture on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire debt represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive, payments in respect of the principal amount of, premium, if any, and interest, if any on such Notes when such payments are due from the trust referred to in Section 8.04(l), (b) the Issuer’s obligations with respect to such Notes under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10 and 4.02, (c) the rights, powers, trusts, benefits and immunities of the Trustee, including under Section 7.06, 8.05 and 8.07 and the Issuer’s obligations in connection therewith; (d) the Issuer’s rights pursuant to Section 3.07; and (e) the provisions of this Article 8.  Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

SECTION 8.03.	Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, and 4.15 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01 (c), (d), (e), (f), (g) and (i).

SECTION 8.04.	Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Issuer must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes:  (A)

money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Issuer has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuer) the Redemption Date thereof, as the case may be, in accordance with the terms of this Indenture and such Notes;

(b) in the case of legal defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, legal defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, legal defeasance and discharge were not to occur;

(c) in the case of covenant defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(d) no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing);

(e) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which the Issuer is a party or by which the Issuer is bound; and;

(f) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with and such legal or covenant defeasance is authorized and permitted by the terms hereof.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above with respect to a Legal Defeasance need not to be delivered if all Notes not therefore delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable at Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer

SECTION 8.05.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust, shall not be invested, and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the written request of the Issuer and be relieved of all liability with respect to any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.	Repayment to Issuer.

Subject to any applicable abandoned property laws, money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on, if any, on any Note and remaining unclaimed for one year after such principal and premium, if any, or interest has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

SECTION 8.07.	Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash and securities held by the Trustee or Paying Agent.

SECTION 8.08.	Discharge.

This Indenture will, subject to certain surviving provisions, cease to be of further effect when:

(1)           the Issuer delivers to the Trustee all outstanding Notes (other than Notes replaced because of mutilation, loss, destruction or wrongful taking) for cancellation; or

(2)           all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption as described above, and the Issuer irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon, and if in either case the Issuer pays all other sums payable under this Indenture by the Issuer.  The Trustee will acknowledge satisfaction and discharge of this Indenture on demand of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Issuer.

.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.	Without Consent of Holder.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holders, the Issuer, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to this Indenture and the Guarantees for any of the following purposes:

(a) to cure any ambiguity, defect, mistake or inconsistency;

(b) to provide for the assumption by a successor Person of the obligations of the Issuer or any Guarantor under this Indenture in accordance with the provisions of Section 5.01;

(c) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code; or in a manner such that the uncertificated Notes are set forth in Section 163(f)(2)(B) of the Code);

(d) to add a Guarantor;

(e) to release a Guarantor from its Guarantee when permitted by this Indenture;

(f) to add to the covenants of the Issuer for the benefit of the noteholders or to surrender any right or power conferred upon the Issuer;

(g) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act;

(h) to make any other change that does not materially adversely affect the rights of any Holder; or

(i) to conform this Indenture or the Notes to the Description of Notes in the Offering Memorandum.

SECTION 9.02.	Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Issuer, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to this Indenture (together with the other consents required thereby) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Notes or of modifying in any manner the rights of the Holders of the Notes under this Indenture, including the definitions herein; provided, however, that no such supplemental indenture, modification or amendment shall, without the consent of the Holder of each outstanding Note affected thereby.

(a) reduce the principal amount of or change the fixed maturity of any Note;

(b) alter the provisions with respect to the redemption or purchase provisions of any Note or this Indenture in a manner adverse to the holders of the Notes (other than the provisions of this Indenture relating to any offer to purchase required under Section 4.11);

(c) waive a redemption or purchase payment due with respect to any Note;

(d) reduce the rate of or change the time for payment of interest on any Note;

(e) waive a Default in the payment of principal or interest on the Notes (except that holders of at least a majority aggregate principal amount of then outstanding Notes may (x) rescind an acceleration of the Notes that resulted from a non-payment default and (y) waive the payment default that resulted from such acceleration);

(f) make the principal of or interest on any Note payable in money other than United States Dollars;

(g) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or interest on the Notes;

(h) make the Notes or any Guarantee subordinated by their or its terms in right of payment to any other Indebtedness;

(i) release any Guarantor that is a Significant Subsidiary from its Guarantee except in compliance with this Indenture; or

(j) make any change in the amendment and waiver provisions of this Indenture

SECTION 9.03.	Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

SECTION 9.04.	Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for determining which Holders consent to such amendment, supplement or waiver.  If the Issuer fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished for the Trustee prior to such solicitation pursuant to Section 2.05 or (ii) such other date as the Issuer shall designate.

SECTION 9.05.	Trustee to Sign Amendments.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Issuer and the Guarantors may not sign an amendment or supplemental indenture until their respective Boards of Directors approve it.  In signing or refusing to sign any amendment or supplemental indenture the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture, that all conditions precedent thereto have been met or waived and that such amendment or supplemental indenture is not inconsistent herewith.

ARTICLE 10

GUARANTEES

SECTION 10.01.	Guarantees.

Each Guarantor hereby unconditionally guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under this Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).  Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations.  The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) except as set forth in Section 10.06, any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full of all Guaranteed Obligations.  Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6 for the purposes of such Guarantor’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 10.02.	Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 10.01, each Guarantor agrees that a notation of such Guarantee substantially in the form attached hereto as Exhibit B shall be endorsed on each Note authenticated and delivered by the Trustee.  Such notation of Guarantee shall be signed on behalf of such Guarantor by an officer of such Guarantor (or, if an officer is not available, by a board member, director or member, as applicable) on behalf of such Guarantor by manual or facsimile signature.  In case the Officer, board member or director or member of such Guarantor who shall have signed such notation of Guarantee shall cease to be such Officer, board member, director or member before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee, such Note nevertheless may be authenticated and delivered as though the Person who signed such notation of Guarantee had not ceased to be such officer, board member, director or member.

Each Guarantor agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Guarantee.  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantors.

The failure to endorse a Guarantee shall not affect or impair the validity thereof.

SECTION 10.03.	Limitation on Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor (a) not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee, and (b) not result in a distribution to shareholders not permitted under the applicable state law.  Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.  Each Guarantor that makes a payment or distribution under a Guarantee will be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor.

SECTION 10.04.	Successors and Assigns.

This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.05.	No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.06.	Release of Guarantor.

The Guarantee of any Restricted Subsidiary will be automatically and unconditionally released and discharged upon any of the following:

(a) any sale, exchange or transfer by the Issuer or any Restricted Subsidiary to any Person or Persons, as a result of which the Restricted Subsidiary is no longer a Subsidiary of the Issuer, of a majority of the Capital Stock of, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in accordance with the provisions of this Indenture;

(b) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of this Indenture; or

(c) the release or discharge of the guarantee by such Guarantor under any Credit Facility; provided that such Restricted Subsidiary has not incurred any Indebtedness in reliance on its status as a Guarantor under Section 4.07 unless such Guarantor’s obligations under such Indebtedness so incurred are satisfied in full or simultaneously discharged or are otherwise permitted under one of the exceptions available to Restricted Subsidiaries that are not Guarantors under the definition of “Permitted Indebtedness” at the time of such release;

provided, in each such case, that the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transactions have been complied with and that such release is authorized and permitted under this Indenture.

SECTION 10.07.	Contribution.

Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations to contribution from each Guarantor, as applicable, in an amount equal to such Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

ARTICLE 11

MISCELLANEOUS

SECTION 11.01.	Notices.

Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next-day delivery, to the other’s address:

If to the Issuer or any Guarantor:

Tutor Perini Corporation
15901 Olden Street
Sylmar, CA 91342
Attention:  General Counsel
Telecopier No.:  (818) 367-9574

With a copy to:

Kirkland &Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention:  Christian O. Nagler, Esq.
Telecopier No.:  (212) 446-4900

If to the Trustee:

Wilmington Trust FSB
Corporate Capital Markets
246 Goose Lane, Suite 105
Guilford, Connecticut 06437
Telecopier No.:  (203) 453-1183
Attention:  Tutor Perini Administrator

With a copy to:

Wilmington Trust Company
Corporate Capital Markets
1100 North Market Street
Wilmington, Delaware 19801
Attention:   Tutor Perini Administrator

The Issuer, the Guarantors and the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders and the Trustee) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery.  All notices and communications to the Trustee shall only be deemed to have been duly given upon receipt by a Responsible Officer of the Trustee.

Any notice or communication to a Holder shall be mailed by first class mail, or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the customary procedures of such Depositary.

If a notice or communication is mailed or delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt.

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that, the  Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced on or before delivery of any such instructions or directions whenever a person is to be added or deleted from the listing.  If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 11.02.	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture (other than the initial issuance of the Notes), the Issuer shall furnish to the Trustee:

(a) an Officers’ Certificate (which shall include the statements set forth in Section 11.03) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel (which shall include the statements set forth in Section 11.03) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.03.	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.04.	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.05.	No Personal Liability of Directors, Officers, Employees and Stockholders

.

No director, officer, employee, stockholder, general or limited partner, member or incorporator, past, present or future, of the Issuer or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Issuer under the Notes, any Guarantee or this Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner, member or incorporator.

SECTION 11.06.	Governing Law.

THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES, IF ANY.  The parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, the Guarantees or this Indenture, and all such parties hereby irre-

                                                                                                              vocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.07.	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.08.	Successors.

All agreements of the Issuer and the Guarantors in this Indenture and the Notes and the Guarantees, as applicable, shall bind their respective successors and assigns.  All agreements of the Trustee in this shall bind its successors.

SECTION 11.09.	Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.10.	Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.11.	Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.12.	Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.13.	Note Purchases by Issuer and Affiliates.

The Issuer and its Affiliates shall be permitted to purchase Notes, whether through private purchase, open market purchase, tender offer, or otherwise.  Such purchase or acquisition shall not operate as or be deemed for any purpose to be a redemption of the Indebtedness represented by such Notes.  Any Notes purchased or acquired by the Issuer may be delivered to the Trustee and, upon such delivery the Indebtedness represented thereby shall be deemed to be satisfied.  Section 2.09 shall be applicable to any Notes acquired by the Issuer and its Affiliates.

[Signatures on following page]

SIGNATURES

Dated as the date first written above

ISSUER:

TUTOR PERINI CORPORATION

By:	/s/Robert Band

Name:	Robert Band

Title:	President

GUARANTORS:

PERINI BUILDING COMPANY, INC.

By:	/s/Robert Band

Name:	Robert Band

Title:	Executive Vice President

PERINI ENVIRONMENTAL SERVICES, INC.

INTERNATIONAL CONSTRUCTION MANAGEMENTSERVICES, INC.

PERINI MANAGEMENT SERVICES, INC.

BOW EQUIPMENT LEASING COMPANY, INC.

R.E. DAILEY & CO.

PERINI LAND AND DEVELOPMENT COMPANY,INC.

PARAMOUNT DEVELOPMENT ASSOCIATES, INC.

PERCON CONSTRUCTORS, INC.

PERLAND CONSTRUCTION, INC.

By:	/s/Robert Band

Name:	Robert Band

Title:	President

Signature Page to Indenture

TUTOR-SALIBA LLC

TUTOR-SALIBA CORPORATION

By:	/s/John D. Barrett

Name:	John D. Barrett

Title:	Senior Vice President

POWERCO ELECTRIC CORP.

TUTOR HOLDINGS, LLC

TUTOR PACIFIC CONSTRUCTION, LLC

TUTOR MICRONESIA CONSTRUCTION, LLC

G.W. MURPHY CONSTRUCTION COMPANY, INC.

E.E. BLACK, LIMITED

BLACK CONSTRUCTION INVESTMENTS, INC.

By:	/s/John D. Barrett

Name:	John D. Barrett

Title:	Vice President

Signature Page to Indenture

JAMES A. CUMMINGS, INC.

By:	/s/William Derrer

Name:	William Derrer

Title:	President and Chief Executive Officer

Signature Page to Indenture

CHERRY HILL CONSTRUCTION, INC.

By:	/s/James Laing

Name:	James Laing

Title:	President

Signature Page to Indenture

RUDOLPH AND SLETTEN, INC.

By:	/s/Martin B. Sisemore

Name:	Martin B. Sisemore

Title:	President and Chief Executive Officer

Signature Page to Indenture

DESERT PLUMBING & HEATING CO., INC.

By:	/s/Derrick I. Hodson

Name:	Derrick I. Hodson

Title:	President

Signature Page to Indenture

TPC AGGREGATES, LLC

By:	/s/William B. Sparks

Name:	William B. Sparks

Title:	Vice President, Chief Financial Officer And Assistant Secretary

Signature Page to Indenture

DANIEL J. KEATING CONSTRUCTION COMPANY, LLC

By:	/s/Daniel J. Keating, III

Name:	Daniel J. Keating, III

Title:	Chief Executive Officer

Signature Page to Indenture

TRUSTEE:

Wilmington Trust FSB, AS TRUSTEE

By:

Name: [ ]

Title: [ ]

Signature Page to Indenture

EXHIBIT A

FORM OF 7⅝ % SENIOR NOTE

(Face of 7⅝% Senior Note)

7⅝ Senior Notes due 2018

[Global Note Legend]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Restricted Note Legend]

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH

PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS ‘‘OFFSHORE TRANSACTION,’’ ‘‘UNITED STATES’’ AND ‘‘U.S. PERSON’’ HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

TUTOR PERINI CORPORATION

7⅝% SENIOR NOTE DUE 2018

No.  [       ]                                                                                     INITIAL NOTES CUSIP:
144A:  901109 AA6
Reg S:  U87300 AA4
INITIAL NOTES ISIN:
144A:  US901109AA64
Reg S: USU87300AA47

Tutor Perini Corporation promises to pay to Cede & Co. or registered assigns, the principal sum of [] on November 1, 2018.

Interest Payment Dates:  May 1 and November 1, beginning May 1, 2011

Record Dates:  April 15 and October 15

Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

TUTOR PERINI CORPORATION

By:         /s/William B. Sparks

Name:  William B. Sparks

Title:  Executive Vice President and Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the 7⅝% Senior Notes
referred to in the within-mentioned Indenture:
Dated:  October 20, 2010

WILMINGTON TRUST FSB, not in its individual capacity,
but solely as Trustee

By:

Authorized Signatory

(Reverse of 7⅝% Senior Note)

7⅝% Senior Notes due 2018

TUTOR PERINI CORPORATION

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)           Interest.

(a)           Tutor Perini Corporation, a Massachusetts corporation (“TPC”), promises to pay interest on the principal amount of this Note at the rate of 7⅝ % per annum.  TPC will pay interest in United States dollars semiannually in arrears on May 1 and November 1, commencing on May 1, 2011, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including October 20, 2010.  TPC shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.  The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

(2)           Method of Payment.  TPC will pay interest on the Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders of Notes at the close of business on the April 15  and October 15 preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes shall be payable as to principal, premium and interest at the office or agency of TPC maintained for such purpose, or, at the option of TPC, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to TPC and the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of and interest on this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

(3)           Paying Agent and Registrar.  Initially, Wilmington Trust FSB, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  TPC may change any Paying Agent or Registrar without notice to any Holder.  TPC or any of its Restricted Subsidiaries may act in any such capacity.

(4)           Indenture.  TPC issued the Notes under an Indenture, dated as of October, 20 (the “Indenture”), among TPC, the Guarantors and the Trustee.   To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  The Notes issued on the

                                                                                                       Issue Date are senior Obligations of TPC limited to $300,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium and interest on outstanding Notes as set forth in Paragraph 2 hereof.  The Indenture permits the issuance of Additional Notes subject to compliance with certain conditions.

The payment of principal and interest on the Notes is unconditionally guaranteed on a senior basis by the Guarantors.

(5)           Optional Redemption.

(a)           At any time prior to November 1, 2014 the Issuer may redeem all or a part of the Notes, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of the holders of record on the relevant record date to receive interest due on the relevant interest payment date.

(b)           The Notes will be redeemable at the option of the Issuer, in whole or in part, at any time on or after November 1, 2014 at the redemption prices (expressed as a percentage of principal amount to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve month period beginning on November 1 of the years indicated below:

Year	Redemption Price
2014	103.813%
2015	101.906%
2016 and thereafter	100.000%

(c)           Notwithstanding the provisions of clauses (a) and (b) above, at any time on or prior to November 1, 2013 the Issuer may, at its option on any one or more occasions, redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of Notes issued under the Indenture at a Redemption Price of 107.625% of the principal amount, plus accrued and unpaid interest to the redemption date, with an amount equal to the Net Cash Proceeds of one or more Equity Offerings; provided that:

(i)           at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuer and its Subsidiaries); and

(ii)           the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(6)           Mandatory Redemption.  Except as set forth under Sections 4.08 and 4.11 of the Indenture, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)           Repurchase at Option of Holder.

(a)           Upon the occurrence of certain events, the Issuer may be required to commence an Offer to Purchase pursuant to an Asset Sale Offer or a Change of Control Offer.

(b)           Holders of the Notes that are the subject of an Offer to Purchase will receive notice of an Offer to Purchase pursuant to an Asset Sale Offer or a Change of Control Offer from TPC prior to any related Purchase Date and may elect to have such Notes purchased by completing the form titled “Option of Holder to Elect Purchase” appearing below.

(8)           Notice of Redemption.  Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in a minimum amount of $2,000 principal amount (and integral multiples of $1,000 in excess thereof), unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date, interest will cease to accrue on the Notes or portions hereof called for redemption.

(9)           Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in initial denominations of $2,000 and any integral multiple of $1,000 in excess thereof.    The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and TPC may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  TPC need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)           Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

(11)           Amendment, Supplement and Waiver.  Subject to the following paragraphs, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, including consents obtained in connection with a purchase of or tender offer or exchange offer for Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, including consents obtained in connection with a tender offer or exchange offer for the Notes.

Without the consent of any Holders, TPC, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for any of the following purposes:

(i) to cure any ambiguity, defect, mistake or inconsistency;

(ii) to provide for the assumption by a successor Person of the obligations of the Issuer or any Guarantor under the Indenture in accordance with the provisions of Section 5.01 of the Indenture;

(iii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section

                                                                                             163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(iv) to add a Guarantor;

(v) to release a Guarantor from its Guarantee when permitted by the Indenture;

(vi) to add to the covenants of the Issuer for the benefit of the noteholders or to surrender any right or power conferred upon the Issuer;

(vii) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act;

(viii) to make any other change that does not materially adversely affect the rights of any Holder; or

(ix) to conform the Indenture or the Notes to the Description of Notes in the Offering Memorandum.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, TPC, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to the Indenture (together with the other consents required thereby) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the Notes or of modifying in any manner the rights of the Holders under the Indenture, including the definitions therein; provided, however, that no such supplemental indenture, modification or amendment shall, without the consent of the Holder of each outstanding Note affected thereby:

(i) reduce the principal amount of or change the fixed maturity of any Note;

(ii) alter the provisions with respect to the redemption or purchase provisions of any Note or the Indenture in a manner adverse to the holders of the Notes (other than the provisions of the Indenture relating to any offer to purchase required under Section 4.11);

(iii) waive a redemption or purchase payment due with respect to any Note;

(iv) reduce the rate of or change the time for payment of interest on any Note;

(v) waive a Default in the payment of principal or interest on the Notes (except that holders of at least a majority in aggregate principal amount of then outstanding Notes may (x) rescind an acceleration of the Notes that resulted from a non-payment default and (y) waive the payment default that resulted from such acceleration);

(vi) make the principal of or interest on any Note payable in money other than United States Dollars;

(vii) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or interest on the Notes;

(viii) make the Notes or any Guarantee subordinated by their or its terms in right of payment to any other Indebtedness;

(ix) release any Guarantor that is a Significant Subsidiary from its Guarantee except in compliance with the Indenture; or

(x) make any change in the amendment and waiver provisions of the Indenture.

 (12)           Defaults and Remedies.  Events of Default include:

(i) default for 30 days in the payment when due of interest on any Note;

(ii) default in the payment when due of principal on any Note, whether upon maturity, acceleration, optional redemption, required repurchase or otherwise;

(iii) failure to perform or comply with the provisions of Section 4.11 or the provisions of Section 3.09 with respect to a Change of Control Offer;

(iv) failure to perform or comply with any covenant, agreement or warranty in the Indenture (other than any specified in clause (i), (ii) or (iii) above) which failure continues for 60 days after written notice thereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% in aggregate principal amount of then outstanding Notes;

(v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is created after the Issue Date, which

(1) is caused by a failure to pay such Indebtedness at Stated Maturity (after giving effect to any grace period related thereto) (a “Payment Default”); or

(2) results in the acceleration of such Indebtedness prior to its Stated Maturity;

and in each case, the principal amount of any such Indebtedness as to which a Payment Default or acceleration shall have occurred, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(vi) one or more final and non-appealable judgments, orders or decrees for the payment of money of $25.0 million or more, individually or in the aggregate, shall be entered against the Issuer or any Restricted Subsidiary or any of their respective properties and which final and non-appealable judgments, orders or decrees are not covered by third party indemnities or insurance as to which coverage has not been disclaimed and are not paid, discharged, bonded or stayed within 60 days after their entry;

(vii) a court having jurisdiction in the premises enters (x) a decree or order for relief in respect of the Issuer or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (y) a decree or order adjudging the Issuer or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any of its Significant Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(viii) the Issuer or any of its Significant Subsidiaries:

(1) commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent; or

(2) consents to the entry of a decree or order for relief in respect of the Issuer or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer or any of its Significant Subsidiaries; or

(3) files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law; or

(4) consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Issuer or any of its Significant Subsidiaries or of any substantial part of its property; or

(5) makes an assignment for the benefit of creditors; or

(6) admits in writing its inability to pay its debts generally as they become due;  or

(7) takes corporate action in furtherance of any such action; or

(ix) the Guarantee of any Guarantor that is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and this Indenture) or is declared null and void and unenforceable or is found invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee).

If an Event of Default occurs and is continuing (other than an Event of Default described in clause (vii) or (viii) above with respect to the Issuer), the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable.  Upon such a declaration, such principal and interest shall be due and payable immediately.  If an Event of Default described in clause (vii) or (viii) above occurs with respect to the Issuer, the principal of and interest on all the Notes will immediately become due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes.  Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is law-

                                                                                                         ful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and (v) in the event of the cure or waiver of an Event of Default of the type described in clauses (g) or (h) of Section 6.01 of the Indenture, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

(13)           Trustee Dealings with TPC.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for TPC, the Guarantors or their respective affiliates, and may otherwise deal with TPC, the Guarantors or their respective affiliates, as if it were not the Trustee.

(14)           No Recourse Against Others.  No director, officer, employee, stockholder, general or limited partner, member or incorporator, past, present or future, of the Issuer, TPC, the Guarantors or any of their respective Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Issuer under the Notes, any Guarantee or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner, member or incorporator.

(15)           Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)           CUSIP, ISIN Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to the Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

TPC shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Tutor Perini Corporation
15901 Olden Street
Sylmar, CA 91342
Facsimile:  (818) 367-9574
Attention:  Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:  (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of TPC.  The agent may substitute another to act for him.

Date:  __________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by TPC pursuant to Sections 4.08 (Asset Sale) or 4.11 (Change of Control) of the Indenture, check the box below:

[   ] Section 4.08                                  [   ] Section 4.11

If you want to elect to have only part of the Note purchased by TPC pursuant to Section 4.08, 4.11 of the Indenture, state the amount you elect to have purchased:  $

Date:  __________                                                      Your Signature:
(Sign exactly as your name appears on the Note)

Tax Identification No.:

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

CERTIFICATE TO BE DELIVERED UPON

EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED NOTES

Tutor Perini Corporation
15901 Olden Street
Sylmar, California 91342

Facsimile: (818) 367-9574

Attention:  Chief Financial Officer

Wilmington Trust FSB
246 Goose Lane, Suite 105
Guilford, CT  06437
Facsimile:  (203) 453-1183
Attention:  Tutor Perini Administrator
Re:	Tutor Perini Corporation

7⅝% Senior Note due 2018

CUSIP #

Reference is hereby made to that certain Indenture dated October 20, 2010 (the “Indenture”) among TPC Rentals Holdings, Inc. (“TPC”), the Guarantors party thereto and Wilmington Trust FSB, as trustee (the “Trustee”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned __________________ (transferor) (check one box below):

           hereby requests the Registrar to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above), in accordance with Section 2.06 of the Indenture; or

hereby requests the Trustee to exchange or register the transfer of a Note or Notes to _____________(transferee).

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(b) under the Securities Act of 1933, as amended, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

(1)                      to TPC or any of its subsidiaries;

(2)                      inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or

(3)                      outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof.

_______________________________________________

Signature
Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

[Name of Transferee]

Dated:  ____________

NOTICE:  To be executed by an executive officer

SCHEDULE OF EXCHANGES OF 7⅝% SENIOR NOTES

The following exchanges of a part of this Global Note for other 7⅝% Senior Notes have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or 7⅝% Senior Note Custodian

EXHIBIT B

FORM OF NOTATIONAL GUARANTEE

Each Guarantor listed below (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under that certain Indenture, dated as of October 20, 2010, by and among Tutor Perini Corporation (the “Issuer”), the Guarantors party thereto and the Trustee (as amended and supplemented from time to time, the “Indenture”) and any additional Guarantors) has guaranteed the Notes and the obligations of the Issuer under the Indenture, which include (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes of the Issuer, whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee or the Indenture.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

No stockholder, employee, officer, director, general or limited partner, member or incorporator, as such, past, present or future of each Guarantor shall have any liability under this Guarantee by reason of his or its status as such stockholder, employee, officer, director, general or limited partner, member or incorporator.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Issuer’s obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.  This is a Guarantee of payment and not of collectability.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.  The Obligations of each Guarantor under its Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

Form of Guarantee

THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated as of October 20, 2010

PERINI BUILDING COMPANY, INC.

By:	/s/Robert Band

Name:	Robert Band

Title:	Executive Vice President

PERINI ENVIRONMENTAL SERVICES, INC.

INTERNATIONAL CONSTRUCTION MANAGEMENT SERVICES, INC.

PERINI MANAGEMENT SERVICES, INC.

BOW EQUIPMENT LEASING COMPANY, INC.

R.E. DAILEY & CO.

PERINI LAND AND DEVELOPMENT COMPANY, INC.

PARAMOUNT DEVELOPMENT ASSOCIATES, INC.

PERCON CONSTRUCTORS, INC.

PERLAND CONSTRUCTION, INC.

By:	/s/Robert Band

Name:	Robert Band

Title:	President

Signature Page to Guarantee

TUTOR-SALIBA LLC

TUTOR-SALIBA CORPORATION

By:	/s/John D. Barrett

Name:	John D. Barrett

Title:	Senior Vice President

POWERCO ELECTRIC CORP.

TUTOR HOLDINGS, LLC

TUTOR PACIFIC CONSTRUCTION, LLC

TUTOR MICRONESIA CONSTRUCTION, LLC

G.W. MURPHY CONSTRUCTION COMPANY, INC.

E.E. BLACK, LIMITED

BLACK CONSTRUCTION INVESTMENTS, INC.

By:	/s/John D. Barrett

Name:	John D. Barrett

Title:	Vice President

Signature Page to Guarantee

JAMES A. CUMMINGS, INC.

By:	/s/William Derrer

Name:	William Derrer

Title:	President and Chief Executive Officer

Signature Page to Guarantee

CHERRY HILL CONSTRUCTION, INC.

By:	/s/James Laing

Name:	James Laing

Title:	President

Signature Page to Guarantee

RUDOLPH AND SLETTEN, INC.

By:	/s/Martin B. Sisemore

Name:	Martin B. Sisemore

Title:	President and Chief Executive Officer

Signature Page to Guarantee

DESERT PLUMBING & HEATING CO., INC.

By:	/s/Derrick I. Hodson

Name:	Derrick I. Hodson

Title:	President

Signature Page to Guarantee

TPC AGGREGATES, LLC

By:	/s/James A. Frost

Name:	James A. Frost

Title:	Executive Vice President

Signature Page to Guarantee

DANIEL J. KEATING CONSTRUCTION COMPANY, LLC

By:	/s/Daniel J. Keating, III

Name:	Daniel J. Keating, III

Title:	Chief Executive Officer

Signature Page to Guarantee

EXHIBIT C

[FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]

Tutor Perini Corporation
15901 Olden Street
Sylmar, CA 91342

Facsimile: (818) 367-9574

Attention:  Chief Financial Officer

Wilmington Trust FSB
246 Goose Lane, Suite 105
Guilford, CT  06437
Facsimile:  (203) 453-1183
Attention:  Tutor Perini Administrator

Re:	Tutor Perini Corporation (“TPC”)

7⅝% Senior Notes due 2018 (the “Notes”)

Ladies and Gentlemen:
In connection with our proposed sale of $________ aggregate principal amount at maturity of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

You and TPC are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

                                 [Name of Transferor]

By:

                               Authorized Signature

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

C-1

EXHIBIT D

[FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS

PURSUANT TO REGULATION S]

Tutor Perini Corporation
15901 Olden Street
Sylmar, CA 91342

Facsimile: (818) 367-9574

Attention:  Chief Financial Officer

Wilmington Trust FSB
246 Goose Lane, Suite 105
Guilford, CT  06437
Facsimile:  (203) 453-1183
Attention:  Tutor Perini Administrator

Re:	Tutor Perini Corporation (“TPC”)

7⅝% Senior Notes due 2018 (the “Notes”)

Ladies and Gentlemen:
In connection with our proposed sale of $________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)           the offer of the Notes was not made to a person in the United States;

(2)           either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3)           no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b) or Rule 904(b) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b) or Rule 904(b), as the case may be.

D-1

TPC and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

                                 [Name of Transferor]

By:

                               Authorized Signature

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

D-2